STOCK PURCHASE AGREEMENT



                                  by and among

                            IntegraMed America, Inc.,


                              IDVC Acquisition Co.,


                            The Sellers Named Herein,


                           The Guarantors Named Herein


                                       and

                          Vein Clinics of America, Inc.

                                      dated

                                 August 8, 2007












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                                Table of Contents

Recitals....................................................................1

I. Definitions..............................................................1

II. Purchase of Shares and Closing..........................................9
     2.1      Purchase and Sale.............................................9
     2.2      Purchase Price................................................9
     2.3      Escrow Funds..................................................9
     2.4      The Closing..................................................10
     2.5      Determination of Post-Closing Adjustments....................12
     2.6      Payment of Indebtedness......................................13
     2.7      Earn-Out Payments............................................13
     2.8      Sellers' Representative......................................13
     2.9      Further Assurances...........................................14

III. Representations and Warranties of Sellers.............................15
     3.1      Title to Shares..............................................15
     3.2      Incorporation; Power and Authority...........................15
     3.3      Valid and Binding Agreements.................................15
     3.4      No Claims....................................................15
     3.5      No Breach; Consents..........................................15
     3.6      Brokerage....................................................16
     3.7      Investment Intent............................................16

IV. Representations and Warranties Regarding the Company...................16
     4.1      Incorporation; Power and Authority...........................16
     4.2      Valid and Binding Agreement..................................16
     4.3      No Breach; Consents..........................................16
     4.4      Capitalization...............................................17
     4.5      Subsidiaries.................................................17
     4.6      Financial Statements.........................................18
     4.7      Absence of Undisclosed Liabilities...........................18
     4.8      Books and Records............................................18
     4.9      Absence of Certain Developments..............................19
     4.10     Property.....................................................21
     4.11     Accounts Receivable..........................................22
     4.12     Inventory....................................................22
     4.13     Tax Matters..................................................22
     4.14     Intellectual Property Rights.................................25
     4.15     Material Contracts...........................................27
     4.16     Litigation...................................................29
     4.17     Insurance....................................................29
     4.18     Compliance with Laws; Governmental Authorizations............29
     4.19     Environmental Matters........................................30
     4.20     Warranties...................................................31

                                       i

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     4.21     Employees....................................................31
     4.22     Employee Benefits............................................33
     4.23     Third-Party Payors...........................................36
     4.24     Suppliers....................................................36
     4.25     Affiliate Transactions.......................................37
     4.26     Indebtedness.................................................37
     4.27     Brokerage....................................................37
     4.28     Availability of Documents....................................37
     4.29     Disclosure...................................................37

V. Representations and Warranties of Buyer.................................37
     5.1      Incorporation; Power and Authority...........................37
     5.2      Valid and Binding Agreement..................................37
     5.3      No Breach; Consents..........................................38
     5.4      Brokerage....................................................38
     5.5      Parent Common Stock..........................................38

VI. Agreements of Parent...................................................38
     6.1      Board of Directors...........................................38

VII. Taxes.................................................................38
     7.1      Tax Matters..................................................38
     7.2      Transfer and Sales Taxes.....................................41

VIII. Conditions to Closing................................................41
     8.1      Conditions to Obligations of Parent and Buyer................41
     8.2      Conditions to Sellers' Obligations...........................42

IX. Indemnification........................................................43
     9.1      Indemnification..............................................43
     9.2      Third-Party Actions..........................................44
     9.3      Tax Adjustment...............................................45

X. Guarantees..............................................................45

XI. General................................................................46
     11.1     Press Releases and Announcements.............................46
     11.2     Expenses.....................................................46
     11.3     Amendment and Waiver.........................................46
     11.4     Notices......................................................46
     11.5     Assignment...................................................47
     11.6     No Third Party Beneficiaries.................................47
     11.7     Severability.................................................47
     11.8     Complete Agreement...........................................48
     11.9     Schedules....................................................48
     11.10    Signatures; Counterparts.....................................48
     11.11    Governing Law................................................48

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     11.12    Specific Performance.........................................48
     11.13    Jurisdiction.................................................48
     11.14    Waiver of Jury Trial.........................................49
     11.15    Construction.................................................49
     11.16    Time of Essence..............................................50


     Exhibit A--Form of Escrow Agreement
     Exhibit B--Form of Voting Agreement
     Exhibit C--Form of Opinion of McDermott Will & Emery LLP
     Exhibit D--Terms of Earn-Out Payments
     Exhibit E--Form of Kush Agarwal Employment Agreement

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of [August 8] , 2007 by and among IntegraMed America, Inc., a Delaware corporation ("Parent"), IDVC Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer"), D. Brian McDonagh, M.D. Trust Dated May 1, 2004 ("McDonagh Seller"), Kush K. Agarwal Living Trust ("Agarwal Seller") (each of McDonagh Seller and Agarwal Seller, a "Seller" and collectively, the "Sellers"), Kush K. Agarwal (the "Sellers' Representative"), D. Brian McDonagh, in his personal capacity, as guarantor of the obligations of McDonagh Seller ("McDonagh Guarantor"), Kush K. Agarwal, in his personal capacity, as guarantor of the obligations of Agarwal Seller ("Agarwal Guarantor") and Vein Clinics of America, Inc., a Delaware corporation, (the "Company").

                                    Recitals

         WHEREAS, Sellers own all of the outstanding capital stock of the Company.

         WHEREAS, Sellers desire to sell, and Buyer desires to buy, all of the outstanding capital stock of the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 I. Definitions

         The following terms have the meanings assigned to them below:

         "Active Employee" means any employee employed on the Closing Date by the Company or a Professional Corporation who is a bargaining unit employee currently covered by a collective bargaining agreement or employed exclusively by the Company or a Professional Corporation, including employees on temporary leave of absence, family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

         "Admitted Claim" has the meaning set forth in Section 9.1(b).

         "Affiliate" of a specified Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting capital stock or membership interests, by contract, or otherwise.

         "Agarwal Guarantor" and "Agarwal Seller" each have the respective meanings set forth in the first paragraph of this Agreement.

         "Agreed Closing Statement" has the meaning set forth in Section 2.5.

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Annual Financial Statements" has the meaning set forth in Section 4.6.

         "Buyer" has the meaning set forth in the first paragraph of this Agreement.

         "Buyer Losses" has the meaning set forth in Section 9.1(a).

         "Capital Lease" means a lease on which the Company is a lessee that is a capital lease as determined in accordance with GAAP.

         "Capital Source Credit Facility" means the credit agreement, dated as of August 10, 2006, by and among the Company, CapitalSource Finance LLC, as agent and lenders party thereto.

         "Cash Amount" has the meaning set forth in Section 2.2.

         "Closing" has the meaning set forth in Section 2.4(a).

         "Closing Date" has the meaning set forth in Section 2.4(a).

         "Closing Long-Term Liabilities" means liabilities of the Company under the Capital Source Credit Facility classified as "long term" liabilities on a balance sheet under GAAP, on the Closing Date.

         "Closing Working Capital" means the current assets of the Company minus the current liabilities of the Company, as defined by GAAP, on the Closing Date, as modified by Schedule 2.5. Closing Working Capital shall be prepared on a basis consistent with Schedule 2.5.

         "Closing Working Capital Adjustment" means an amount equal to $1,800,000 less Closing Working Capital. The Closing Working Capital Adjustment may be positive or negative, it being understood that an increase in the Closing Working Capital relative to the referenced amount will result in an increase in the Purchase Price and a decrease in the Closing Working Capital relative to the referenced amount will result in a reduction in the Purchase Price.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Common Stock" has the meaning set forth in Section 2.1.

         "Consent" means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

         "Contract" means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

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

         "Department" has the meaning set forth in Section 4.21(c).

         "Disclosure Schedule" means the schedule delivered by Seller to Buyer on or prior to the date of this Agreement.

         "Employment Loss" has the meaning set forth in Section 9.1(a).

         "Encumbrance" means any charge, claim, community property interest, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging (1) liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from the presence or Leak of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law.

         "Environmental Law" means any Law or Order issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment, natural resources or human health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         "Escrow Agent" has the meaning set forth in Section 2.3.

         "Escrow Agreement" has the meaning set forth in Section 2.3.

         "Escrow Funds" has the meaning set forth in Section 2.3.

         "Final Closing Statement" has the meaning set forth in Section 2.5.

         "FIRPTA Statement" means an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h) for purposes of satisfying Buyer's obligations under Treasury Regulation Sections 1.1445-1 and 1.1445-2.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

         "Governmental Entity" means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

         "Governmental Order" means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

         "Guarantors" means Agarwal Guarantor and McDonagh Guarantor.

         "Hazardous Substance" means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law.

         "Indebtedness" means, as at any date of determination thereof, (without duplication): (a) all obligations of the Company or any of its Subsidiaries for borrowed money or funded indebtedness or issued in substitution for or exchange for borrowed money or fund indebtedness (including obligations in respect of principal, accrued interest, and any applicable prepayment charges or premiums);
(b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) capital leases; (d) any indebtedness guaranteed by the Company or any of its Subsidiaries; and (e) any obligations with respect to the termination of any interest rate hedging or swap agreements.

         "Indemnified Party" has the meaning set forth in Section 9.1(a).

         "Indemnified Party Claim" has the meaning set forth in Section 9.1(b).

         "Independent Accountants" has the meaning set forth in Section 2.5.

         "Insider" means (i) a shareholder, officer, director or employee of the Company or any Subsidiary, (ii) any Member of the Immediate Family of any shareholder, officer, director or employee of the Company or any Subsidiary or
(iii) any entity in which any of the Persons described in clause (i) or (ii) owns any beneficial interest (other than less than one percent of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities exchange.

         "Intellectual Property Rights" means (i) rights in patents, patent applications and patentable subject matter, whether or not the subject of an application, (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered,
(iv) trade secrets, (v) rights in internet domain names, uniform resource locators and e-mail addresses, (vi) know-how and (vii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" with respect to Sellers means the knowledge of any Seller or any knowledge that should have been acquired by any such Person had such Person acted in a commercially reasonable manner.

         "Last Fiscal Year End" has the meaning set forth in Section 4.6.

         "Latest Balance Sheet" has the meaning set forth in Section 4.6.

         "Latest Balance Sheet Date" has the meaning set forth in Section 4.6.

         "Latest Financial Statements" has the meaning set forth in Section 4.6.

         "Law" means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

         "Leak" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

         "Leased Real Property" has the meaning set forth in Section 4.10(c).

         "Liability" means any liability or obligation whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted.

         "Licensed-In Intellectual Property Rights" means Third-Party Intellectual Property Rights used or held for use by the Company or any Subsidiary with the permission of the owner.

         "Litigation" means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

         "Long-Term Liabilities Adjustment" means an amount equal to $6,600,000 less Closing Long-Term Liabilities. The Long-Term Liabilities Adjustment may only be a positive number, it being understood that an adjustment will result in an increase in the Purchase Price.

         "Loss" means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys' fees and expenses.

         "Material Adverse Effect" means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

         "Material Contracts" has the meaning set forth in Section 4.15(a).

         "McDonagh Guarantor" and "McDonagh Seller" each have the respective meanings set forth in the first paragraph of this Agreement.

         "Member of the Immediate Family" of a Person means a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law of such Persons.

         "New Office Expenditures" means expenditures by the Company prior to the Closing Date for leasehold improvements and furniture, fixtures and equipment related to the Company's headquarters.

         "New Office Expenditures Adjustment" means an amount equal to New Office Expenditures, not to exceed $200,000. Any adjustment will result in an increase in the Purchase Price.

         "Notice of Objection" has the meaning set forth in Section 2.5.

         "Off-the-Shelf Software" means Software that is widely commercially available.

         "Ordinary Course of Business" means the ordinary course of business of the Company and the Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency) as it has been conducted since the Last Fiscal Year End.

         "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

         "Owned Intellectual Property Rights" means Intellectual Property Rights owned by the Company or any Subsidiary.

         "Owned Real Property" has the meaning set forth in Section 4.10(b).

         "Parent" has the meaning set forth in the first paragraph of this Agreement.

         "Parent Common Stock" has the meaning set forth in Section 2.2.

         "Parent Common Stock Price" means the average closing price of Parent Common Stock on the NASDAQ Global Market for the ten trading days ending on the third trading day immediately preceding the Closing Date.

         "Pay-Off Letters" has the meaning set forth in Section 2.6.

         "Permitted Encumbrances" means (i) Encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending or deferred against the Owned Real Property) that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided required payments have been made in connection with any such contest), (ii) Encumbrances of carriers, warehousemen, mechanics' and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed as of the Closing Date),
(iii) easements, rights of way and restrictions, zoning ordinances and other similar Encumbrances affecting the Real Property and which do not unreasonably restrict the use thereof or Buyer's proposed use thereof in the Ordinary Course of Business, (iv) statutory Encumbrances in favor of lessors arising in connection with any property leased to the Company or any Subsidiary, (v) Encumbrances reflected in the Latest Financial Statements or arising under Material Contracts and (vi) Encumbrances that will be removed prior to or in connection with the Closing.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

         "Plan" means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA) or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA), (w) that is maintained or contributed to by the Company, any Subsidiary or a Professional Corporation, (x) that the Company, any Subsidiary or a Professional Corporation has committed to implement, establish, adopt or contribute to in the future, (y) for which the Company, any Subsidiary or a Professional Corporation is or may be financially liable as a result of the direct sponsor's affiliation with the Company, its Subsidiaries, a Professional Corporation or the Company's shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by the Company, any Subsidiary or any Professional Corporation for the benefit of its employees or former employees) or (z) for or with respect to which the Company, any Subsidiary or any Professional Corporation is or may become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer. Plan does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which neither the Company, any Subsidiary or any Professional Corporation has any present or potential liability.

         "Pre-Closing Tax Period" has the meaning set forth in Section 7.1(d).

         "Professional Corporation" means an entity organized to practice medicine as a professional corporation and whose shareholders are physicians licensed to practice in the jurisdiction where the entity is organized and such entity is either (i) under contract with the Company for management services or is (ii) owned by the Company.

         "Proposed Closing Statement" has the meaning set forth in Section 2.5.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Real Property" has the meaning set forth in Section 4.10(c).

         "Registered Intellectual Property Rights" means Intellectual Property Rights that are the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights.

         "Remedies Exception," when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         "Repaid Closing Indebtedness" has the meaning set forth in Section 2.6.

         "Return" means any return, declaration, report, estimate, information return or statement, and any attachments or schedules thereto, pertaining to any Taxes.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller" has the meaning set forth in the first paragraph of this Agreement.

         "Sellers Percentage Interest" shall mean the relative ownership interest of each Seller in the Company as shown on Schedule 2.4(c).

         "Sellers' Representative" has the meaning set forth in the first paragraph of this Agreement.

         "Shares" has the meaning set forth in Section 2.1.

         "Software" means computer programs or data in computerized form, whether in object code, source code or other form.

         "Stock Amount" has the meaning set forth in Section 2.2.

         "Straddle Period" has the meaning set forth in Section 7.1(c).

         "Subsidiary" means any Person in which any ownership interest is owned, directly or indirectly, by another Person. When used without reference to a particular entity, Subsidiary means a Subsidiary of the Company.

         "Tax Affiliate" means each of the Company and the Subsidiaries, any other Person that is or was a member of an affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member, and any such affiliated, combined or unitary group.

         "Tax Claim" has the meaning set forth in Section 7.1(d).

         "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon the Company or any Tax Affiliate.

         "Third-Party Action" has the meaning set forth in Section 9.2.

         "Third-Party Intellectual Property Rights" means Intellectual Property Rights in which a Person other than the Company or a Subsidiary has any ownership interest.

         "Transfer Taxes" has the meaning set forth in Section 7.2.

         "Treasury Regulations" means the rules and regulations under the Code.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

         "Work Permits" has the meaning set forth in Section 4.21(c).


                       II. Purchase of Shares and Closing

         2.1 Purchase and Sale. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, all of the issued and outstanding shares (the "Shares") of common stock, no par value of the Company ("Company Common Stock").

         2.2 Purchase Price. The aggregate consideration for the Shares (the "Purchase Price") is (a) TWENTY-EIGHT MILLION DOLLARS ($28,000,000), plus (b) the Earn-Out Payments, if any, minus (c) the Closing Working Capital Adjustment, if any, plus (d) the difference, if any, between the Stock Amount and the value of the Parent Common Stock issued pursuant to the next sentence. The Purchase Price shall consist of TWENTY-FOUR MILLION DOLLARS ($24,000,000) in cash (the "Cash Amount) and that number of shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), rounded to the nearest whole share, having an aggregate value, based on the Parent Common Stock Price, equal to FOUR MILLION DOLLARS ($4,000,000) (the "Stock Amount").

         2.3 Escrow Funds. At the Closing, Buyer, Sellers' Representative and Wells Fargo Bank, National Association, the ("Escrow Agent") shall enter into an escrow agreement, substantially in the form of Exhibit A hereto (the "Escrow Agreement"), pursuant to which TWO MILLION FIVE HUNDRED THOUSAND Dollars ($2,500,000) (the "Escrow Funds") shall be deposited into escrow for the purpose of providing funds for any payments due to Buyer after the Closing pursuant to
Section 2.5, Article VII or Article IX.

         2.4 The Closing.
                 -------

         (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the date of this Agreement (the "Closing Date") at the offices of IntegraMed America, Inc. at Two Manhattanville Road, Purchase, New York 10577 at 2:00 p.m. New York City time, or at such other place and on such other date as may be mutually agreed by Sellers' Representative and Buyer, in which case Closing Date means the date so agreed.

         (b) Subject to the conditions set forth in this Agreement, on the Closing Date:

                (i) Sellers will deliver to Buyer:

                    (A) certificates  representing  all of the Shares,  free and clear of all Encumbrances, duly endorsed or accompanied by duly executed stock powers;

                    (B) a certificate  of Sellers dated the Closing Date stating that the conditions set forth in Sections 8.1(a) through 8.1(k) have been satisfied;

                    (C) a copy of the  text of the  resolutions  adopted  by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, certified by an appropriate officer of the Company;

                    (D) the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of the Company and any Subsidiary;

                    (E)  resignations  in writing  (effective  as of the Closing
                Date) from such of the officers and directors of each of the Company and the Subsidiaries as Buyer may have requested prior to the Closing Date;

                    (F) duly executed copies of all Required Consents;

                    (G) a  copy,  duly  executed  by  each  Seller  of a  Voting
                Agreement in the form of Exhibit B;

                    (H) evidence of payment or  cancellation  of indebtedness of the Company that is to be canceled prior to the Closing Date, as well as duly executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of Buyer's counsel, to release any and all Encumbrances against the assets of the Company, other than Permitted Encumbrances;

                    (I) a duly executed FIRPTA Statement;

                    (J) long-form certificates dated as of a date not earlier than the second business day prior to the Closing as to the good standing of the Company executed by the appropriate officials of the State of Delaware and each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation as specified in Schedule 4.1;

                    (K)  the  Escrow   Agreement,   duly  executed  by  Sellers'
                Representative;

                    (L) an opinion of McDermott  Will & Emery LLP,  addressed to
                Buyer and Parent, substantially in the form of Exhibit C hereto;

                    (M) such other certificates,  documents and instruments that
                Buyer reasonably requests for the purpose of (1) evidencing the accuracy of the Sellers' representations and warranties, (2) evidencing the performance and compliance by Sellers with agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in Section 8.1 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement;

                (ii) Buyer and Parent will deliver to Sellers' Representative:

                    (A) a  certificate  of Buyer dated the Closing  Date stating that the conditions set forth in Section 8.2(a) through 8.2(e) have been satisfied;

                    (B) a copy of the texts of the  resolutions  adopted  by the boards of directors of each of Buyer and Parent authorizing the execution, delivery and performance of this Agreement, certified by an appropriate officer of Buyer and Parent, respectively;

                    (C) a copy of the text of  resolutions  adopted  by the sole shareholder of Buyer approving the purchase of the Shares, certified by an appropriate officer of Buyer;

                    (D) the Escrow Agreement, duly executed by Buyer;

                    (E) the Voting Agreement, duly executed by Parent; and

                    (F) such other certificates,  documents and instruments that the Company reasonably requests for the purpose of (1) evidencing the accuracy of Buyer's and Parent's representations and warranties, (2) evidencing the performance and compliance by Buyer and Parent with agreements contained in this Agreement,
                (3) evidencing the satisfaction of any condition  referred to in
                Section 8.2 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

         (c) Subject to the conditions set forth in this Agreement, on the Closing Date Buyer shall (i) pay and deliver the Cash Amount less the Escrow Funds to the Sellers in accordance with their Stockholders Percentage Interest by means of a wire transfer of immediately available cash funds to such accounts as are directed by Sellers' Representative prior to the Closing and (ii) shall deliver the Stock Amount to the Sellers in accordance with their Sellers Percentage Interest, in each case, upon surrender to the Buyer of stock certificates, representing all of the outstanding capital stock of the Company duly endorsed in blank or accompanied by a stock transfer power duly endorsed in blank.

         Each certificate representing Parent Common Stock issued pursuant to this Agreement will be imprinted with legends substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN VOTING AGREEMENT, DATED AS OF [AUGUST 8], 2007, BY AND AMONG THE STOCKHOLDERS NAMED THEREIN AND INTEGRAMED AMERICA, INC.

         (d) All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

         2.5 Determination of Post-Closing Adjustments. (a) Within 90 days after the Closing Date, Buyer shall prepare and deliver to Sellers' Representative a statement setting forth its determination of the Closing Working Capital, the Closing Long-Term Liabilities and the New Office Expenditures (the "Proposed Closing Statement"). During the 15 days immediately following delivery of the Proposed Closing Statement, Sellers' Representative shall be entitled to review the Proposed Closing Statement and any working papers, trial balances and similar materials relating to the Proposed Closing Statement prepared by Buyer, and Buyer shall provide Sellers' Representative with access at the Company's principal office, during normal business hours, to the Company's personnel, properties, books and records. The Proposed Closing Statement shall become final and binding (the "Agreed Closing Statement") upon the parties hereto on the sixteenth day following receipt thereof by Sellers' Representative, unless Sellers' Representative gives written notice to Buyer of its objection to the Proposed Closing Statement (a "Notice of Objection") prior to such sixteenth day. Any Notice of Objection shall specify in reasonable detail the nature of any objection so asserted.

         (b) During the 15 days immediately following the delivery of any Notice of Objection, Buyer and Sellers' Representative shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Objection. During such period, Buyer and Sellers' Representative shall each have access to the other party's working papers, trial balances and similar materials prepared in connection with the other party's preparation of the Proposed Closing Statement and the Notice of Objection, as the case may be. The matters set forth in any such written resolution shall be final and binding on the parties hereto on the date of such written resolution.

         At the end of the fifteen day period referred to in this Section 2.5(b), the parties shall mutually engage and submit such dispute to, and the same shall be finally resolved in accordance with the provisions of this Agreement by, the New York, New York office of Grant Thornton LLP, or such other accounting firm of national reputation as shall be mutually acceptable to Buyer and Sellers' Representative (the "Independent Accountants"). The Independent Accountants shall determine and report in writing to Buyer and Sellers' Representative as to the resolution of all disputed matters submitted to the Independent Accountants and the effect of such determinations on the Proposed Closing Statement within 20 days after such submission or such longer period as the Independent Accountants may reasonably require, and such determinations shall be final, binding and conclusive as to Buyer, Parent, Sellers, Sellers' Representative and their respective Affiliates. The statements setting forth such final and binding determinations as of the Closing Date are hereinafter referred to as the "Final Closing Statement". The fees and disbursements of the Independent Accountants shall be payable one-half by Buyer, on the one hand, and one-half by Sellers' Representative, on the other hand.

         (c) If the Closing Working Capital Adjustment as of the Closing Date set forth in the Agreed Closing Statement or the Final Closing Statement, as the case may be, is a negative number, then Sellers' Representative and Buyer shall direct the escrow agent under the Escrow Agreement to distribute to Buyer an amount equal to the positive of such negative number from the Escrow Account. If either the Closing Working Capital Adjustment, the Long-Term Liabilities Adjustment or the New Office Expenditures Adjustment as of the Closing Date set forth in the Agreed Closing Statement or the Final Closing Statement, as the case may be, is a positive number, then Buyer shall pay the Sellers such amount (pro rata according to their respective Sellers Percentage Interest).

         2.6 Payment of Indebtedness. Buyer will pay, or cause to be paid, in full at or immediately following the Closing, the Indebtedness of the Company and its Subsidiaries identified on Schedule 2.6, including any legal fees and prepayment penalties associated with such Indebtedness, (collectively, the "Repaid Closing Indebtedness"), with the result that immediately following the Closing there will be no further obligations (monetary or otherwise) of the
Company and its Subsidiaries with respect to any such Repaid Closing Indebtedness outstanding immediately prior to the Closing. In order to facilitate such repayment, as soon as practicable before the Closing, Sellers' Representative shall cause the Company and its Subsidiaries to obtain customary payoff letters for the repayment of such Indebtedness and such other documents reasonably requested by Buyer, including recordable form lien releases, which payoff letters will be in a commercially reasonable form and shall indicate that such lenders have agreed to release immediately all applicable Liens relating to the assets and properties of the Company and its Subsidiaries, including the redelivery of all stock certificates held pursuant to any such terminated stock pledge agreements (collectively, the "Pay-Off Letters").

         2.7 Earn-Out Payments. Parent will make the Earn-Out Payments, if any, pursuant to the terms and conditions set forth in Exhibit D.

         2.8 Sellers' Representative.

         (a)  Sellers  appoint  Kush K.  Agarwal (or any Person  appointed  as a
successor   Sellers'   Representative   pursuant   to  Section   2.8)  as  their
representative and agent under this Agreement and the Escrow Agreements.

         (b) Until all obligations under this Agreement have been discharged (including all indemnification obligations under Article IX), Sellers who are entitled to receive more than 50% of the Purchase Price, may, from time to time upon written notice to Sellers' Representative and Buyer, remove Sellers' Representative or appoint a new Sellers' Representative upon the death, incapacity, resignation or removal of Sellers' Representative. If, after the death, incapacity, resignation or removal of Sellers' Representative, a successor Sellers' Representative has not been appointed by Sellers within 15 business days after a request by Buyer, Buyer will have the right to appoint a Sellers' Representative to fill any vacancy so created by written notice of such appointment to Sellers.

         (c) Sellers authorize Sellers' Representative to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement, to waive any requirements of this Agreement or to enter into one or more amendments or supplements to this Agreement that Sellers' Representative determines in Sellers' Representative's sole and absolute discretion to be necessary, appropriate or advisable, which authority includes the execution and delivery of the Escrow Agreements on behalf of Sellers and any amendments or supplements thereto and the performance of all obligations thereunder, including authority to collect and pay funds and dispute, settle, compromise and make all claims. The authority of Sellers' Representative includes the right to hire or retain, at the sole expense of Sellers, such counsel, investment bankers, accountants, representatives and other professional advisors as Sellers' Representative determines in Sellers' Representative sole and absolute discretion to be necessary, appropriate or advisable in order to perform this Agreement and the Escrow Agreement. Any party will have the right to rely upon any action taken by Sellers' Representative, and to act in accordance with such action without independent investigation.

         (d) Buyer will have no liability to any Seller arising out of the acts or omissions of Sellers' Representative or any disputes among Sellers or with Sellers' Representative. Buyer may rely entirely on its dealings with, and notices to and from, Sellers' Representative to satisfy any obligations it might have under this Agreement, the Escrow Agreement or any other agreement referred to in this Agreement or otherwise to Sellers.

         Sellers' Representative accepts the appointment made by this Section
2.8 and agrees to abide by the provisions of this Section 2.8.

         2.9 Further Assurances

         (a) On and after the Closing Date, Sellers will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Buyer to carry out any of the provisions of this Agreement.

                 III. Representations and Warranties of Sellers

         Each Seller, jointly and severally, represents and warrants to Buyer and Parent that, except as described in the Disclosure Schedule, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

         3.1 Title to Shares. Sellers own, of record and beneficially, all of the Shares, free and clear of any Encumbrance. Such Shares constitute all of the issued and outstanding capital stock of the Company. At Closing, Buyer will obtain good and valid title to the Shares, of record and beneficially, free and clear of any Encumbrance.

         3.2 Incorporation; Power and Authority. If such Seller is not a natural Person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Seller has all necessary power and authority to execute, deliver and perform this Agreement, the Escrow Agreement and the Voting Agreement.

         3.3 Valid and Binding Agreements. If such Seller is not a natural Person, the execution, delivery and performance of this Agreement and the Escrow Agreement by such Seller has been duly and validly authorized by all necessary corporate or equivalent action. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by each Seller and constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the Remedies Exception. This Agreement has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to the Remedies Exception.

         3.4 No Claims. As of the date hereof, no claim, suit, action, proceeding or governmental investigation is pending or, to the Knowledge of Sellers, threatened, against any Seller or any of its Affiliates relating to this Agreement.

         3.5 No Breach; Consents. The execution, delivery and performance of this Agreement and the Escrow Agreement by Sellers will not (a) violate or conflict with any Law, Governmental Order or Governmental Authorization; (b) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against any Seller or any Governmental Authorization that is held by the Company; (c) result in the creation of any Encumbrance upon the Shares; (d) require any Governmental Authorization; (e) give any Governmental Entity or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under any Law, Governmental Order or Governmental Authorization; (f) cause Buyer or Parent to become subject to, or to become liable for the payment of, any Tax.

         3.6 Brokerage. Except as listed on Schedule 4.27, no Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Sellers for which Buyer or the Company is or could become liable or obligated.

         3.7 Investment Intent. Each Seller (a) understands that the Parent Common Stock has not been, and will not be, registered under the Securities Act or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and will contain a legend restricting transfer; (b) is acquiring shares of Parent Common Stock solely for such Seller's own account for investment purposes, and not with a view to the distribution thereof; (c) is a sophisticated investor with knowledge and experience in business and financial matters; (d) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Common Stock; (e) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock; and (f) is an "Accredited Investor" as that term is defined under Rule 501 of the Securities Act of 1933.

            IV. Representations and Warranties Regarding the Company

         Each Seller, jointly and severally, represents and warrants to Buyer and Parent that, except as described in the Disclosure Schedule, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

         4.1 Incorporation; Power and Authority.

         (a) Each of the Company and the Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified.
Schedule 4.1 lists, for each of the Company and the Subsidiaries, the jurisdiction of its organization, its form as a legal entity and each jurisdiction in which it is so qualified.

         (b) Each of the Company and the Subsidiaries is in full compliance with all provisions of its Organizational Documents.

         4.2  Valid  and  Binding   Agreement.   The  execution,   delivery  and
performance of this
Agreement by the Company has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Remedies Exception.

         4.3 No Breach; Consents. The execution, delivery and performance of this Agreement by the Company will not (a) contravene any provision of the Organizational Documents of the Company or any Subsidiary; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract that is either binding upon or enforceable against the Company or any Subsidiary or any Governmental Authorization that is held by the Company or any Subsidiary; (d) result in the creation of any Encumbrance upon the Company or any Subsidiary or any of the assets of the Company or any Subsidiary; (e) require any Governmental Authorization; (f) give any Governmental Entity or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under any Law, Governmental Order or Governmental Authorization; or (g) cause Buyer to become subject to, or to become liable for the payment of, any Tax.

         4.4 Capitalization.

         The authorized capital stock of the Company consists solely of 50 Common Voting Shares and 4,950 Common Non-Voting Shares of the Company of which
24.52 Common Voting Shares and 2,427.48 Common Non-Voting Shares are issued and outstanding, none of which are held in treasury. Schedule 4.4 lists the share certificate numbers, repurchase or redemption rights for the Shares in favor of the Company, the vesting schedule and forfeiture provisions for any of such shares that are "restricted stock," and the extent to which vesting will or may be accelerated by the transactions contemplated by this Agreement and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party rights and in certificated form, and have been offered, sold and issued by the Company in compliance with applicable securities and corporate Laws, Contracts applicable to the Company and the Company's Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of the Company Common Stock are set forth in the Company's Organizational Documents or otherwise provided by Law. Except as listed on Schedule 4.4, there is no option, warrant, call, subscription, convertible security, right (including preemptive right) or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract. Except as listed on
Schedule 4.4, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as listed on
Schedule 4.4, there are no registration rights agreements, no voting trust, proxy or other Contract and no restrictions on transfer with respect to any capital stock of the Company.

         4.5 Subsidiaries. Except as listed on Schedule 4.5, neither the Company nor any Subsidiary owns any Subsidiary. For each of the Company's Subsidiaries,
Schedule 4.5 shows the equity interests owned by the Company or any Subsidiary, the names of the Persons owning such equity interests and the percentage of the outstanding equity interests so owned. All issued and outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party right, free and clear of all Encumbrances, and in certificated form and have been offered, sold and issued by such Subsidiary in compliance with applicable securities and corporate Laws, Contracts applicable to such Subsidiary and such Subsidiary's Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. There is no option, warrant, call, subscription, convertible security, right (including preemptive rights) or Contract of any character to which the Company or any Subsidiary is a party or by which it is bound obligating any Subsidiary of the Company or the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any equity interest of such Subsidiary or obligating the Company or such Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract.

         4.6 Financial Statements. The unaudited consolidated balance sheet as of June 30, 2007 ("Latest Balance Sheet Date") of the Company and its consolidated Subsidiaries and Affiliates (the "Latest Balance Sheet") and the unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated Subsidiaries and Affiliates for the quarterly period ended June 30, 2007 and the six-month period then ended (such statements and the Latest Balance Sheet, the "Latest Financial Statements") and the audited consolidated balance sheet, as of December 31, 2006 (the "Last Fiscal Year End") and for the each of the prior fiscal year ends, of the Company and its consolidated Subsidiaries and Affiliates and the audited consolidated statements of income, changes in shareholders' equity and cash flows, including the notes, of the Company and its consolidated Subsidiaries and Affiliates for each of the three years ended on the Last Fiscal Year End (collectively, the "Annual Financial Statements") are based upon the books and records of the Company and the Subsidiaries and Affiliates have been prepared in accordance with GAAP consistently applied during the periods indicated and present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries and Affiliates on a consolidated basis at the respective dates and for the respective periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material.

         4.7 Absence of Undisclosed Liabilities. Except as reflected or expressly reserved against in the Latest Balance Sheet, neither the Company nor any Subsidiary has any Liability, and there is no known basis for any present or future Litigation, charge, complaint, claim or demand against any of them giving rise to any Liability, except (a) a Liability that has arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business and that is not a Liability for breach of Contract, breach of warranty, tort, infringement, Litigation or violation of Governmental Order, Governmental Authorization or Law or (b) obligations under any Contract listed on a Schedule to this Agreement or under a Contract not required to be listed on such a Schedule.

         4.8 Books and Records. The books of account of the Company and the Subsidiaries are complete and correct and have been maintained in accordance with sound business practices. Each transaction is properly and accurately recorded on the books and records of the Company or a Subsidiary, and each document upon which entries in the Company's or a Subsidiary's books and records are based is complete and accurate in all respects. The Company maintains a system of internal accounting controls adequate to insure that it maintains no off-the-books accounts and that its assets are used only in accordance with its management directives. The minute books and stock or equity records of each of the Company and the Subsidiaries, all of which have been made available to Buyer, are complete and correct. The minute books of each of the Company and the

Subsidiaries contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the boards of directors and committees of the boards of directors or other governing body of each of the Company and the Subsidiaries, and no meeting of any such holders, boards of directors or other governing body or committees has been held for which minutes are not contained in such minute books. At the Closing, all such books and records will be in the possession of the Company.

         4.9 Absence of Certain Developments. Except as listed on Schedule 4.9, since the Last Fiscal Year End:


         (a) there has not been any Material Adverse Effect;

         (b) neither the Company nor any Subsidiary has sold, leased, licensed, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (c) neither the Company nor any Subsidiary has entered into any Contract (or series of related Contracts) either involving more than $15,000 or outside the Ordinary Course of Business;

         (d) no party (including the Company or any Subsidiary) has accelerated, suspended, terminated, modified or canceled any Contract to which the Company or any Subsidiary is a party or by which any of them is bound that would have been a Material Contract at the time of any such action;

         (e) no Encumbrance has been imposed on any assets of the Company or any Subsidiary except Permitted Encumbrances;

         (f) neither the Company nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $15,000 or outside the Ordinary Course of Business;

         (g) neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) outside the Ordinary Course of Business or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person;

         (h) neither the Company nor any Subsidiary has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) or Capital Lease;

         (i) neither the Company nor any Subsidiary has delayed, postponed or accelerated the payment of accounts payable or other Liability or the receipt of any accounts receivable, in each case outside the Ordinary Course of Business;

         (j) neither the Company nor any Subsidiary has canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business; (k) except incidental to the sale of products or services, neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

         (l) there has been no change made or authorized in the Organizational Documents of the Company or any Subsidiary;

         (m) neither the Company nor any Subsidiary has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

         (n) neither the Company nor any Subsidiary has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or split, combined or reclassified any outstanding shares of its capital stock;

         (o) neither the Company nor any Subsidiary has experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

         (p) neither the Company nor any Subsidiary has entered into any employment or collective bargaining agreement, written or oral, or modified the terms of any such existing agreement;

         (q) neither the Company nor any Subsidiary has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the Ordinary Course of Business;

         (r) neither the Company nor any Subsidiary has adopted, amended, modified or terminated any Plan (or taken any such action with respect to any Plan);

         (s) neither the Company nor any Subsidiary has discharged or satisfied any Encumbrance or paid any liability, other than current liabilities paid in the Ordinary Course of Business;

         (t) neither the Company nor any Subsidiary has disclosed, to any Person other than Buyer and authorized representatives of Buyer, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is listed on Schedule 4.9 and is in full force and effect;

         (u) neither the Company nor any Subsidiary has made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; and

         (v) neither the Company nor any Subsidiary has committed to take any of the actions described in this Section 4.9.

         4.10 Property.

         (a) The real properties owned by the Company or any Subsidiary or demised by the leases listed on Schedule 4.10 constitute all of the real property owned, leased (whether or not occupied and including any leases assigned or leased premises sublet for which the Company remains liable), used or occupied by the Company or any Subsidiary.

         (b) The Company or a Subsidiary owns good and marketable title to each parcel of real property identified on Schedule 4.10 as being owned by the Company or a Subsidiary (the "Owned Real Property"), free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed on
Schedule 4.10.

         (c) The leases of real property listed on Schedule 4.10 as being leased by the Company or any Subsidiary (the "Leased Real Property" and together with the Owned Real Property, the "Real Property") and are in full force and effect, and the Company or a Subsidiary holds a valid and existing leasehold interest under each of the leases for the term listed on Schedule 4.10. To the Knowledge of Sellers, the Leased Real Property is subject to no ground lease, master lease, mortgage, deed of trust or other Encumbrance or interests that would entitle the holder thereof to interfere with or disturb use or enjoyment of the Leased Real Property or the exercise by the lessee of its rights under such lease so long as the lessee is not in default under such lease.

         (d) To the Knowledge of Sellers, each parcel of Real Property has access sufficient for the conduct of the business as conducted or as proposed to be conducted by the Company or any Subsidiary on such parcel of Real Property to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas, telephone, fiberoptic, cable television, and other utilities used in the operation of the business at that location. To the Knowledge of Sellers, the zoning for each parcel of Real Property permits the existing improvements and the continuation of the business being conducted thereon as a conforming use. To the Knowledge of Sellers, neither the Company nor any Subsidiary is in violation of any applicable zoning ordinance or other Law relating to the Real Property, and neither the Company nor any Subsidiary has received any notice of any such violation or the existence of any condemnation or other proceeding with respect to any of the Real Property. To the Knowledge of Sellers, the buildings and other improvements are located within the boundary lines of each parcel of Real Property and do not encroach over applicable setback lines.

         (e) To the Knowledge of Sellers, there are no improvements made or contemplated to be made by any Governmental Entity, the costs of which are to be assessed as assessments, special assessments, special Taxes or charges against any of the Real Property, and there are no present assessments, special assessments, special Taxes or charges.

         (f) Each of the Company and the Subsidiaries has good and marketable title to, or a valid leasehold interest in, the buildings, machinery, equipment and other tangible assets and properties used by it, located on its premises or shown in the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed on Schedule 4.10 and properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

         (g) The buildings, improvements, building systems, machinery, equipment and other tangible assets and properties used in the conduct of the business of each of the Company and the Subsidiaries are in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business. Each such asset is suitable for the purposes for which it is used and is proposed to be used, is free from defects (patent and latent), and has been maintained in accordance with normal industry practices. Each of the Company and the Subsidiaries owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets and properties necessary for the conduct of its respective business as conducted and as proposed to be conducted.

         (h) The fixed asset listing attached as Schedule 4.10(h) includes all buildings, machinery, equipment and other tangible assets and properties of the Company and its Subsidiaries as of the date of the Latest Balance Sheet.

         (i) The Company owns or leases all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Company's business in the manner operated by the Company.

         4.11 Accounts Receivable.

         All notes and accounts receivable of each of the Company and the Subsidiaries are reflected properly on their books of account, are valid, have arisen from bona fide transactions in the Ordinary Course of Business, are subject to no setoff or counterclaim, and are current and collectible. Such notes and accounts receivable will be collected in accordance with their terms (none of which is beyond 180 days) at their recorded amounts, subject only to the reserve for bad debts and contractual allowances on the face of the Latest Balance Sheet as adjusted in the Company's books of account for the passage of time through the Closing Date in the Ordinary Course of Business.

         4.12 Inventory.

         The inventory of the Company and the Subsidiaries is of such quality and quantity as necessary to conduct the Company's business in the Ordinary Course of Business.

         4.13 Tax Matters.

         (a) Each of the Company and any Tax Affiliate has (i) timely filed (or has had timely filed on its behalf) each Return required to be filed or sent by it, each of which was correctly completed and accurately reflected any liability for Taxes of the Company and any Tax Affiliate covered by such Return, (ii) timely and properly paid (or had paid on its behalf) all Taxes due and payable for all Tax periods or portions thereof whether or not shown on such Returns,
(iii) established in the Company's books of account, in accordance with GAAP and consistent with past practices, adequate reserves for the payment of any Taxes not then due and payable and (iv) complied with all applicable Laws relating to the withholding of Taxes and the payment thereof.

         (b) There are no Encumbrances for Taxes upon any assets of the Company or any Tax Affiliate, except Encumbrances for Taxes not yet due.

         (c) Except as listed on Schedule 4.13, neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

         (d) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or any Return is outstanding, nor is any request for any such waiver or consent pending. Except as listed on Schedule 4.13, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or any Return for any Tax year subsequent to the year ended December 31, 2002, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Tax Affiliate by any Governmental Entity regarding any such Tax, audit or other proceeding, or, to the Knowledge of Sellers, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. There are no outstanding subpoenas or requests for information with respect to any of the Returns of the Company or any Tax Affiliate. Neither the Company nor any Tax Affiliate has entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision under any other Law.

         (e) To the Knowledge of Sellers, no additional Taxes will be assessed against the Company or any Tax Affiliate for any Tax period or portion thereof ending on or prior to the Closing Date, and there are no unresolved questions, claims or disputes concerning the liability for Taxes of the Company or any Tax Affiliate that would exceed the estimated reserves established on its books of account.

         (f) Neither the Company nor any Tax Affiliate has any liability for Taxes in a jurisdiction where it does not file a Return, nor has the Company or any Tax Affiliate received notice from a taxing authority in such a jurisdiction that it is or may be subject to taxation by that jurisdiction.

         (g) No current or former director, officer, employee or consultant of the Company or any of its Subsidiaries is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax (including Federal, state, local and foreign income, excise and other taxes (including taxes imposed under sections 4999(a) or 409A of the Code)) or interest or penalty related thereto.

         (h) No property of the Company or any Tax Affiliate is (i) property that the Company or any Tax Affiliate is or will be required to treat as being owned by another Person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986), (ii)"tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

         (i) Neither the Company nor any Tax Affiliate is required to include in income any adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of Law) by reason of a voluntary change in accounting method or otherwise, and the IRS has not proposed any such adjustment or change in accounting method.

         (j) Neither the Company nor any Tax Affiliate is a party to any Tax allocation or sharing agreement.

         (k) Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulations
Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract, or otherwise.

         (l) Neither the Company nor any Subsidiary constitutes either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) that took place during the two-year period ending on the date of this Agreement or (ii) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of the Shares.

         (m) None of the indebtedness of the Company or any Tax Affiliate constitutes (i) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an "applicable high yield discount obligation" under Section 163(i) of the Code, and none of the interest on any such indebtedness will be disallowed as a deduction under any other provision of the Code.

         (n) Neither the Company nor any Tax Affiliate has engaged in any transaction that is subject to disclosure under present or former Treasury Regulations Sections 1.6011-4 or 1.6011-4T, as applicable.

         (o) Neither the Company nor any Tax Affiliate has been a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Taxes potentially applicable as a result of such membership or holding has not expired.

         (p) The Company validly elected to be an "S corporation" within the meaning of Sections 1361 and 1362 of the Code for all periods since June 1, 2001, and has maintained its status as an "S corporation" at all times since such date. The Company has also validly elected to be an "S corporation" in all state and local jurisdictions which recognize such status and in which it would, absent such an election, be subject to corporate income Tax, and has maintained its status as an "S corporation" in each such jurisdiction at all times since the date of such election. No facts exist, or have existed, which would cause, or would have caused, the status of the Company as an "S corporation" under federal, state or local law to be subject to termination or revocation.

         (q) Schedule 4.13(q) identifies each Subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code. Each Subsidiary so identified has been a qualified subchapter S subsidiary at all times since the date shown on such schedule up to an including the day prior to the Closing Date.

         (r) Neither the Company nor any Subsidiary has, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which

Company's Tax basis for the acquired assets were determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

         4.14 Intellectual Property Rights.

         (a) Schedule 4.14(a)(i) lists and describes all Owned Intellectual Property Rights that are Registered Intellectual Property Rights and all other material Owned Intellectual Property Rights. Schedule 4.14(a)(ii) lists all Contracts relating to Licensed-In Intellectual Property Rights other than Software and describes the Intellectual Property Rights covered by such Contracts; to the extent there is no written Contract covering a Licensed-In Intellectual Property Right, Schedule 4.14(a)(ii) lists the licensor and describes the Intellectual Property Rights so licensed. Schedule 4.14(a)(iii) lists all Contracts relating to Licensed-In Intellectual Property Rights that are Software other than Off-the-Shelf Software and describes the Intellectual Property Rights covered thereby; to the extent there is no written Contract covering any Software, Schedule 4.14(a)(iii) lists the licensor and describes the Software so licensed. Schedule 4.14(a)(iv) lists and describes all materials otherwise protectable under Intellectual Property Rights used in the business of the Company or any Subsidiary as now conducted or presently proposed to be conducted that are in the public domain. The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights constitute all Intellectual Property Rights necessary for the business of the Company and its Subsidiaries as conducted or proposed to be conducted.

         (b) The Company owns all right, title and interest in the Owned Intellectual Property Rights free and clear of all Encumbrances (including royalty or other payments), except for those licenses of the Owned Intellectual Property Rights to Persons, payments for use of the Owned Intellectual Property Rights and other Encumbrances listed on Schedule 4.14(b). The Company is the official and sole owner of record of all Registered Intellectual Property Rights. No Owned Intellectual Property Right has been infringed by any Person. The Company or a Subsidiary owns all Intellectual Property Rights developed by its current and former employees and independent contractors during the period of their employment or within the scope of their contracting or consulting relationship, as the case may be, with the Company or any Subsidiary. No employee or former employee or independent contractor of the Company or any Subsidiary has any claim with respect to any Intellectual Property Right of the Company.

         (c) All Owned Intellectual Property Rights are valid and enforceable, and no Person has asserted that any Owned Intellectual Property Right is invalid or not enforceable. All Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and all actions required to keep such rights pending or in effect or to provide full available protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such Registered Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. All products covered by Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights and all usages of Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered

Intellectual Property Rights have been marked with the appropriate patent, trademark or other marking required or desirable to maximize available damage awards.

         (d) The documentation relating to all trade secrets listed on Schedule 4.14(a)(i) is current, accurate and sufficient in detail and content to identify and explain such trade secrets and to allow their full and proper use without reliance on the knowledge or memory of any individual. All reasonable precautions have been taken to protect the secrecy, confidentiality and value of the trade secrets and all other proprietary information used by the Company or any Subsidiary including the implementation and enforcement of policies requiring each employee or independent contractor who has access to trade secrets to execute proprietary information and confidentiality agreements substantially in a standard form, and each current and former employee and independent contractor of the Company or any Subsidiary has executed such an agreement. There has been no breach or other violation of such agreements. Each of the Company and its Subsidiaries has an unqualified right to use all trade secrets and other proprietary information currently used in its business, subject to any Contract relating to Licensed-In Intellectual Property Rights. No such trade secret or other proprietary information is part of the public knowledge or literature, and no trade secret or other proprietary information has been used, divulged or appropriated either for the benefit of any Person other than the Company or a Subsidiary or to the detriment of the Company or any Subsidiary.

         (e) Neither the Company nor any Subsidiary has taken action, or failed to take an action, that might have the effect of estopping or otherwise limiting its right to enforce Owned Intellectual Property Rights against any Person.

         (f) Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any license, and there is no breach, anticipated breach or default by any other party to any license. There are no renegotiations of, attempts to renegotiate, demands for or outstanding rights to renegotiate any license. All rights under each license will be fully available to the Company or a Subsidiary after the Closing.

         (g) Each Licensed-in Intellectual Property Right for which the Company or any Subsidiary has an exclusive right is in full force and effect, all actions required to keep such right pending or in effect or to provide full protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken. No Licensed-in Intellectual Property Right that is a Registered Intellectual Property Right and for which the Company or any Subsidiary has an exclusive right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such right.

         (h) Neither the Company nor any Subsidiary has infringed, misappropriated or otherwise violated any Third-Party Intellectual Property Right, and neither the Company nor any Subsidiary has received any notice of any infringement, misappropriation or violation by the Company or any Subsidiary of any Third-Party Intellectual Property Right. No infringement, misappropriation or violation of any Third-Party Intellectual Property Right has occurred or will occur with respect to products or services sold by the Company or any Subsidiary or with respect to the products or services under development or with respect to the conduct of the business of the Company or any Subsidiary as conducted or proposed to be conducted.

         (i) All Software that is used by the Company or any Subsidiary or is present at any facility or on any equipment of the Company or any Subsidiary is owned by the Company or a Subsidiary or is subject to a current license agreement that covers all use of the Software in the business of the Company or any Subsidiary, as conducted or as proposed to be conducted. Each of the Company and the Subsidiaries has the right to use the Software used in its business as it is being used, without any conflict with the rights of others. Neither the Company nor any Subsidiary is in breach of any license to, or license of, any Software. The Company and its Subsidiaries do not use, rely on or contract with any Person to provide service bureau, outsourcing or other computer processing services to the Company or any Subsidiary, in lieu of or in addition to their respective use of the Software. Following the Closing, each of the Company and the Subsidiaries will have sufficient rights to all necessary Software to operate its business as it is conducted or as proposed to be conducted.

         4.15 Material Contracts.

         (a) Schedule 4.15 lists the following Contracts to which the Company or any Subsidiary is a party or subject or by which it is bound (with the Contracts required to be listed on Schedule 4.15, the "Material Contracts"):

                (i) each employment, agency, collective bargaining or consulting Contract;

                (ii) each Contract (A) with any Insider or (B) between or among any Insiders relating in any way to the Company or any Subsidiary;

                (iii) each distributor, reseller, OEM, dealer, manufacturer's representative, broker, sales agency, advertising agency, finder's, manufacturing or assembly Contract;

                (iv) each franchise agreement;

                (v) each Contract or group of related Contracts with the same party for the purchase of products or services with a undelivered balance in excess of $15,000;

                (vi) each Contract or group of related Contracts with the same party for the sale of products or services with an undelivered balance in excess of $15,000;

                (vii) each lease of real or personal property with aggregate annual payments in excess of $15,000;

                (viii) each Contract for the sale of any capital assets;

                (ix) each Contract for capital expenditures in excess of $15,000;

(x) each Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any of the assets of the Company or any Subsidiary;

                (xi)  each   written   warranty,   guaranty  or  other   similar
         undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business;

                (xii) each Contract relating to any surety bond or letter of credit required to be maintained by the Company or any Subsidiary;

                (xiii) each Contract that contains or provides for an express undertaking by the Company or any Subsidiary to be responsible for consequential damages;

                (xiv) each Contract concerning a partnership or joint venture;

                (xv)  each  Contract   providing  for  the  development  of  any
         products, Software or Intellectual Property Rights or the delivery of any services by, for or with any third party;

                (xvi) each Contract containing exclusivity, noncompetition or nonsolicitation provisions or that would otherwise prohibit the Company or any Subsidiary from freely engaging in business anywhere in the world or prohibiting the solicitation of the employees or contractors of any other entity;

                (xvii)  each   Contract   pertaining   to   confidentiality   or
         non-disclosure;

                (xviii) each Capital Lease;

                (xix) each Contract terminable by any other party upon a change of control of the Company or any Subsidiary or upon the failure of the Company or any Subsidiary to satisfy financial or performance criteria specified in such Contract;

                (xx) each power of attorney that is currently in effect; and

                (xxi) each other Contract of the Company or any Subsidiary not entered into in the Ordinary Course of Business or that is material to the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

         (b) Each Material Contract is valid and binding, currently in force and enforceable in accordance with its terms, subject to the Remedies Exception. Each of the Company and the Subsidiaries has performed all obligations required to be performed by it in connection with each Material Contract. Neither the Company nor any Subsidiary has received any notice of any claim of default by it under or termination of any Material Contract. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any Material Contract, and there is no breach, anticipated breach or default by the Company or a Subsidiary or any other party to any Material Contract. There is no renegotiation of, attempt to renegotiate or outstanding right to renegotiate any material terms of any Material Contract and no Person has made written demand for such renegotiation. Each of the Company and the Subsidiaries can perform each Material Contract for the sale of products or services on time, at a profit and without unusual expenditures of time and money. Neither the Company nor any Subsidiary has any obligation to refund payments received for work not yet performed under a Material Contract where the percentage of work completed is less than the percentage of revenues received to date.

         4.16 Litigation. Except as set forth on Schedule 4.16, no Litigation is pending or, to the Knowledge of Sellers, threatened against the Company or any Subsidiary and there is no reasonable basis for Litigation against the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any outstanding Governmental Order.

         4.17 Insurance.

         (a) Except as set forth on Schedule 4.17, each of the Company and the Subsidiaries has at all times maintained insurance relating to its business and covering property, fire, casualty, liability, workers' compensation, malpractice and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance (i) is in full force and effect, (ii) is sufficient for compliance with all requirements of applicable Law and of any Contract to which the Company or any Subsidiary is subject, (iii) is valid and enforceable, (iv) insures against risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated and (v) to the Knowledge of Sellers, provides adequate insurance coverage for the activities of each of the Company and the Subsidiaries. Schedule 4.17 lists each policy of insurance in effect.

         (b) Schedule 4.17 lists by year for the current policy year and each of the five preceding policy years a summary of the loss experience under each policy involving any claim in excess of $15,000, setting forth (i) the name of the claimant, (ii) a description of the policy by insurer, type of insurance and period of coverage and (iii) the amount and a brief description of the claim.
Schedule 4.17 also describes the loss experience for all claims in excess of $15,000 that were self-insured, including the aggregate cost of such claims.

         4.18 Compliance with Laws; Governmental Authorizations.


         (a) Except as set forth on Schedule 4.18, each of the Company and the Subsidiaries has complied with all applicable Laws and Governmental Orders. Except as set forth on Schedule 4.18, neither the Company nor any Subsidiary is relying on any exemption from or deferral of any Law, Governmental Order or Governmental Authorization that would not be available to it after the Closing.

         (b) Each of the Company and the Subsidiaries has in full force and effect all Governmental Authorizations necessary to conduct its business and own and operate its properties. Schedule 4.18(b) lists each Governmental Authorization held by the Company or any Subsidiary. Each of the Company and the Subsidiaries has complied with all Governmental Authorizations applicable to it.

         (c) Neither the Company nor any Subsidiary has offered, authorized, promised, made or agreed to make any gifts, payments or transfers of property of any kind (other than incidental gifts of nominal value) in connection with any actual or proposed transaction, except as required or permitted by the Laws of each applicable jurisdiction and in each such case has complied with the U.S. Foreign Corrupt Practices Act.

         (d) Each transaction was properly and accurately recorded on the books and records of the Company or a Subsidiary, and each document upon which entries in the books and records of the Company or a Subsidiary were based was complete and accurate in all respects. Each of the Company and the Subsidiaries maintains a system of internal accounting controls adequate to ensure that it maintains no off-the-books accounts and that its assets are used only in accordance with its management directives.

         (e) Each of the Company and the Subsidiaries has complied with all applicable export control and trade embargo Laws in connection with any actual or proposed transaction.

         (f) Each of the  Company and the  Subsidiaries  has  complied  with all
applicable   antiboycott   Laws  in  connection  with  any  actual  or  proposed
transaction.

         (g) Neither the Company nor any Subsidiary has ever had a legal obligation to file any form, report, schedule, proxy statement or other document with the SEC, and neither the Company nor any Subsidiary has filed with the SEC any such form, report, schedule, proxy statement or other document.

         4.19 Environmental Matters.

         (a) (a) Each of the Company and its Subsidiaries is, and has been, in compliance with all Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company, oral communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law.

         (b) Each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all Permits required under Environmental Laws for the conduct of their respective operations and neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any such Permit.

         (c) There are no Environmental Claims pending or, to the Knowledge of Sellers, threatened against the Company or any of its Subsidiaries.

         (d) There has been no Leak of any Hazardous Substance that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law.

         (e) There are no aboveground or underground storage tanks or known or suspected asbestos-containing materials on, under or about property owned, operated or leased by the Company or any of its Subsidiaries, nor, to the Knowledge of Sellers, were there any underground storage tanks on, under or about any such property in the past.

         (f) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries.

         4.20 Warranties. Schedule 4.20 lists all claims pending or, to the Knowledge of Sellers, threatened for product liability or breach of any warranty relating to any products sold or services performed by the Company or any Subsidiary. Such claims in the aggregate are not in excess of the reserve for product warranty claims set forth on the face of the Latest Balance Sheet.
Schedule 4.20 describes the warranties for products sold or services performed by each of the Company and the Subsidiaries. No product or service manufactured, sold, leased or delivered by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity other than such warranties. Except as listed on Schedule 4.20, none of the products manufactured, sold, leased or delivered by the Company or any Subsidiary has been the subject of any product recall or return (whether voluntary or involuntary) during the past five years.

         4.21 Employees.

         (a) Schedule 4.21(a) lists each employee of the Company, any Subsidiary and any Professional Corporation as of the date of this Agreement, states the total number of employees and indicates for each such employee, and in the aggregate, full-time, part-time and temporary status.

         (b) Schedule 4.21(b) lists each salaried employee of the Company, any Subsidiary and any Professional Corporation as of the date of this Agreement and shows for each such employee annual salary, any other compensation payable (including compensation payable pursuant to bonus, incentive, deferred compensation or commission arrangements), date of employment and position. To the Knowledge of Sellers, no executive employee of the Company and no group of employees of the Company, any Subsidiary or any Professional Corporation has any plans to terminate his, her or their employment. Each of the Company, the Subsidiaries and the Professional Corporations has complied at all times with all applicable Laws relating to employment and employment practices and those relating to the calculation and payment of wages (including overtime pay, maximum hours of work and child labor restrictions), equal employment opportunity (including Laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or otherwise), affirmative action and other hiring practices, occupational safety and health, workers compensation, unemployment, the payment of social security and other Taxes, and unfair labor practices under the National Labor Relations Act or applicable state law. Neither the Company, any Subsidiary or any Professional Corporation has any labor relations problem pending or, to the Knowledge of Sellers, threatened and its labor relations are satisfactory. There are no workers' compensation claims pending against the Company, any Subsidiary or any Professional Corporation or, to the Knowledge of Sellers, any facts that would give rise to such a claim. No employee of the Company, any Subsidiary or any Professional Corporation is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company.

         (c) Schedule 4.21(c) lists each employee of the Company, any Subsidiary and any Professional Corporation as of the date of this Agreement who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the "Work Permits"), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company, any Subsidiary or a Professional Corporation provided to the Department of Labor and the Immigration and Naturalization Service or the Department of Homeland Security (collectively, the "Department") in the application for such Work Permit was true and complete. The Company or a Subsidiary or a Professional Corporation received the appropriate notice of approval from the Department with respect to each such Work Permit. Neither the Company, any Subsidiary or any Professional Corporation has received any notice from the Department that any Work Permit has been revoked. There is no action pending or, to the Knowledge of Sellers, threatened to revoke or adversely modify the terms of any of the Work Permits. Except as set disclosed in Schedule 4.21(c), no employee of the Company, any Subsidiary or any Professional Corporation is (a) a non-immigrant employee whose status would terminate or otherwise be affected by the transactions contemplated by this Agreement, or (b) an alien who is authorized to work in the United States in non-immigrant status. For each employee of the Company, any Subsidiary or any Professional Corporation hired after November 6, 1986, the Company, such Subsidiary or such Professional Corporation has retained an Immigration and Naturalization Service Form I-9, completed in accordance with applicable Law.

         (d) The employment of any terminated former employee of the Company, any Subsidiary or any Professional Corporation has been terminated in accordance with any applicable Contract terms and applicable Law, and neither the Company, any Subsidiary or any Professional Corporation has any liability under any Contract or applicable Law toward any such terminated employee. The transactions contemplated by this Agreement will not cause the Company, any Subsidiary or any Professional Corporation to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payment to any Person. Since the Last Fiscal Year End no employee of the Company, any Subsidiary or any Professional Corporation has had its employment terminated or provided notice that such employee intends to terminate its employment.

         (e) Neither the Company, any Subsidiary or any Professional Corporation has made any loans (except advances for business travel, lodging or other expenses in the Ordinary Course of Business) to any employee of the Company, any Subsidiary or any Professional Corporation.

         (f) Except as disclosed in Schedule 4.21(f), within the last five years, neither the Company, any Subsidiary or any Professional Corporation has experienced and, to the Knowledge of Sellers, there has not been threatened, any strike, work stoppage, slowdown, lockout, picketing, leafleting, boycott, other labor dispute, union organization attempt, demand for recognition from a labor organization or petition for representation under the National Labor Relations Act or applicable state law. Except as disclosed in Schedule 4.21(f), no grievance, demand for arbitration or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the Knowledge of Sellers, threatened. Except as disclosed in Schedule 4.21(f), no Litigation is pending or, to the Knowledge of Sellers, threatened respecting or involving any applicant for employment, any current employee or any former employee, or any class of the foregoing, including:

                (i) the Equal Employment Opportunity Commission or any other corresponding state or local fair employment practices agency relating to any claim or charge of discrimination or harassment in employment;

                (ii) the United States Department of Labor or any other corresponding state or local agency relating to any claim or charge concerning hours of work, wages or employment practices;

                (iii) the Occupational Safety and Health Administration or any other corresponding state or local agency relating to any claim or charge concerning employee safety or health;

                (iv)  the  Office  of  Federal   Contract   Compliance   or  any
         corresponding state agency; and

                (v) the National Labor Relations Board or any corresponding state agency, whether relating to any unfair labor practice or any question concerning representation,

and there is no reasonable basis for any such Litigation.

         (g) No employee of the Company, any Subsidiary or any Professional Corporation is covered by any collective bargaining agreement, and no collective bargaining agreement is being negotiated.

         (h) Each of the Company, the Subsidiaries and the Professional Corporations has paid in full to all employees all wages, salaries, bonuses and commissions due and payable to such employees and has fully reserved in its books of account all amounts for wages, salaries, bonuses and commissions due but not yet payable to such employees.

         (i) There has been no lay-off of employees or work reduction program undertaken by or on behalf of the Company, any Subsidiary or any Professional Corporation in the past two years, and no such program has been adopted by the Company, any Subsidiary or any Professional Corporation or publicly announced.

         4.22 Employee Benefits.

(a) Schedule 4.22 lists all Plans by name and provides a brief description identifying (i) the type of Plan, (ii) the funding arrangements for the Plan,
(iii) the sponsorship of the Plan, (iv) the participating employers in the Plan and (v) any one or more of the following characteristics that may apply to such
Plan: (A) defined contribution plan as defined in Section 3(34) of ERISA or
Section 414(i) of the Code, (B) defined benefit plan as defined in Section 3(35) of ERISA or Section 414(j) of the Code, (C) plan that is or is intended to be tax qualified under Section 401(a) or 403(a) of the Code, (D) plan that is or is intended to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (and whether or not such plan has entered into an exempt loan), (E) nonqualified deferred compensation arrangement, (F) employee welfare benefit plan as defined in Section 3(1) of ERISA, (G) multiemployer plan as defined in
Section 3(37) of ERISA or Section 414(f) of the Code, (H) multiple employer plan maintained by more than one employer as defined in Section 413(c) of the Code,

(I) plan providing benefits after separation from service or termination of employment, (J) plan that owns any Company or other employer securities as an investment, (K) plan that provides benefits (or provides increased benefits or vesting) as a result of a change in control of the Company, (L) plan that is maintained pursuant to collective bargaining and (M) plan that is funded, in whole or in part, through a voluntary employees' beneficiary association exempt from Tax under Section 501(c)(9) of the Code.

         (b) Schedule 4.22 lists each corporation, trade or business (separately for each category below that applies): (i) that is (or was during the preceding five years) under common control with the Company within the meaning of Section 414(b) or (c) of the Code, (ii) that is (or was during the preceding five years) in an affiliated service group with the Company within the meaning of Section 414(m) of the Code, (iii) that is (or was during the preceding five years) the legal employer of Persons providing services to the Company as leased employees within the meaning of Section 414(n) of the Code and (iv) with respect to which the Company, any Subsidiary or any Professional Corporation is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et seq. of ERISA) or the Family and Medical Leave Act.

         (c) Schedule 4.22 lists (i) the most recent determination letter received by the Company from the IRS regarding each Plan, (ii) the most recent determination or opinion letter ruling from the IRS that each trust established in connection with Plans that are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt, (iii) all pending applications for rulings, determinations, opinions, no action letters and the like filed with any governmental agency (including the Department of Labor, IRS, Pension Benefit Guaranty Corporation and the SEC), (iv) the financial statements for each Plan for the three most recent fiscal or plan years (in audited form if required by ERISA) and, where applicable, Annual Report/Return (Form 5500) with disclosure schedules, if any, and attachments for each Plan, (v) the most recently prepared actuarial valuation report for each Plan (including reports prepared for funding, deduction and financial accounting purposes), (vi) plan documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each Plan and (vii) collective bargaining agreements (including side agreements and letter agreements) relating to the establishment, maintenance, funding and operation of any Plan.

         (d) Schedule 4.22 lists each employee of the Company, any Subsidiary or any Professional Corporation who is (i) absent from active employment due to short or long term disability, (ii) absent from active employment on a leave pursuant to the Family and Medical Leave Act or a comparable state Law, (iii) absent from active employment on any other leave or approved absence (together with the reason for each leave or absence) or (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment).

         (e) With respect to continuation rights arising under federal or state Law as applied to Plans that are group health plans (as defined in Section 601 et seq. of ERISA), Schedule 4.22 lists (i) each employee, former employee or qualifying beneficiary who has elected continuation and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

         (f) (i) All Plans intended to be Tax qualified  under Section 401(a) or
Section 403(a) of the Code are so qualified, (ii) all trusts established in connection with Plans intended to be Tax exempt under Section 501(a) or (c) of the Code are so Tax exempt, (iii) to the extent required either as a matter of Law or to obtain the intended Tax treatment and Tax benefits, all Plans comply in all respects with the requirements of ERISA and the Code, (iv) all Plans have been administered in accordance with the documents and instruments governing the Plans, (v) all reports and filings with Governmental Entities (including the Department of Labor, the IRS, Pension Benefit Guaranty Corporation and the SEC) required in connection with each Plan have been timely made, (vi) all disclosures and notices required by Law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made and (vii) each of the Company and the Subsidiaries has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code.

         (g) (i) All contributions, premium payments and other payments required to be made in connection with the Plans have been made, (ii) a proper accrual has been made on the books of account of the Company or applicable Professional Corporation for all contributions, premium payments and other payments due in the current fiscal year, (iii) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income Tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404,
Section 419, Section 419A of the Code or otherwise) and (iv) with respect to each Plan that is subject to Section 301 et seq. of ERISA or Section 412 of the Code, the Company is not liable for any "accumulated funding deficiency" as that term is defined in Section 412 of the Code and the projected benefit obligations do not exceed the assets of the Plan.

         (h) The consummation of the transactions contemplated by this Agreement will not (i) cause any Plan to increase benefits payable to any participant or beneficiary, (ii) entitle any current or former employee of the Company, any Subsidiary or any Professional Corporation to severance pay, unemployment compensation or any other payment, benefit or award or (iii) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

         (i) (i) No Litigation is pending with regard to any Plan other than routine uncontested claims for benefits, (ii) no Plan is currently under examination or audit by the Department of Labor, the IRS or the Pension Benefit Guaranty Corporation, (iii) neither the Company nor any Professional Corporation has any actual or potential liability arising under Title IV of ERISA as a result of any Plan that has terminated or is in the process of terminating, (iv) neither the Company nor any Professional Corporation has any actual or potential liability under Section 4201 et seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan and (v) with respect to the Plans, neither the Company nor any Professional Corporation has any liability (either directly or as a result of indemnification) for (and the transactions contemplated by this Agreement will not cause any liability for): (A) any excise Taxes under Section 4971 through Section 4980B, Section 4999, Section 5000 or any other Section of the Code, (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA or (C) any excise

Taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable Law; (vi) all accruals required under FAS 106 and FAS 112 have been properly accrued on the Latest Financial Statements, (vii) no condition, agreement or Plan provision limits the right of the Company to amend, cut back or terminate any Plan (except to the extent such limitation arises under ERISA) and (viii) neither the Company nor any Professional Corporation has any liability for life insurance, death or medical benefits after separation from employment other than (A) death benefits under the Plans and (B) health care continuation benefits described in Section 4980B of the Code.

         4.23 Third-Party Payors.

         (a) Schedule 4.23(i) lists all material third-party payors of the Company, the Subsidiaries and the Professional Corporations for each of the last two fiscal years and for the interim period ended on the Latest Balance Sheet Date. No third-party payor listed on Schedule 4.23(i) has indicated that it will stop or decrease the rate of business done with the Company, any Subsidiary or any Professional Corporation.

         (b) All claims for reimbursement by the Company to third party payors, including but not limited to claims to the Medicare program or any Medicare fiscal intermediary or carrier, various state Medicaid programs, any other federal or state health care programs, and private insurance companies, are true and correct in all material respects and in compliance in all material respects with all applicable laws and regulations and the policies of such third party payors. The Company has received no notice from any Medicare or Medicaid program, other federal health care program, or private insurance company of any overpayments to the Company, and the Company is not aware of any grounds for any such notice, other than overpayments made from time to time in the ordinary course of business by private payors.

         (c) Neither the Company nor any of its respective officers, directors, employees or agents, on behalf of or for the benefit of the Company, has, directly or indirectly, (i) offered or paid any amount to, or made any financial arrangement with, any of the Company's past or present customers or potential customers in order to obtain business from such customers, other than standard pricing or discount arrangements consistent with proper business practices, (ii) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, subtenant, licensee or other person or entity, (iii) made, or agreed to make, or is aware that there is any agreement to make, any political contribution or any contributions, payments or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift relates to the Company's business and is illegal under any Law or (iv) made, or agreed to make, or is aware that there have been, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used, directly or indirectly, for the benefit of any past or present customer, employee, supplier or landlord of the Company, or for any purpose other than that reflected in the documents supporting the payments.

         4.24 Suppliers. Schedule 4.24 lists the 10 largest suppliers of the Company and the Subsidiaries on a consolidated basis for each of the last two fiscal years and for the interim period ended on the Latest Balance Sheet Date and sets forth opposite the name of each such supplier the approximate percentage of purchases by the Company and the Subsidiaries attributable to such supplier for each such period. Except as listed on Schedule 4.24, no supplier listed on Schedule 4.24 is a sole source of supply for the Company and the Subsidiaries. No supplier listed on Schedule 4.24 has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary.

         4.25 Affiliate Transactions. No Insider has any Contract with the Company or any Subsidiary (other than employment not represented by a written Contract and terminable at will), any loan to or from the Company or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary (other than ownership of capital stock of the Company). No Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or any Subsidiary or in any Person from whom or to whom the Company or any Subsidiary leases any property, or in any other Person with whom the Company or any Subsidiary otherwise transacts business of any nature. Schedule 4.25 lists all transactions between the Company or any Subsidiary and each Insider for each of the last three fiscal years and since the Last Fiscal Year End.

         4.26   Indebtedness.   Schedule  4.26  sets  forth  a  listing  of  all
Indebtedness of the Company and its Subsidiaries as of the date of this Agreement.

         4.27 Brokerage. Except as listed on Schedule 4.27, no Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company for which Buyer or the Company is or could become liable or obligated.

         4.28 Availability of Documents. Seller has made available to Buyer correct and complete copies of the items referred to in the Disclosure Schedule or in this Agreement (and in the case of any items not in written form, a written description thereof).

         4.29 Disclosure. This Agreement, the exhibits, the Disclosure Schedule, the Annual Financial Statements or the Latest Financial Statements do not contain any untrue statement or omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                   V. Representations and Warranties of Buyer

         Parent and Buyer, jointly and severally, represent and warrant to Sellers that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

         5.1 Incorporation; Power and Authority. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement.

         5.2 Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and Parent have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and Parent and constitutes the valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, subject to the Remedies Exception.

         5.3 No Breach; Consents. The execution, delivery and performance of this Agreement by Buyer and Parent will not (a) contravene any provision of the Organizational Documents of Buyer or Parent; (b) violate or conflict with any Law, Governmental Order or Governmental Authority; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer or Parent; or (d) require any Governmental Authorization.

         5.4 Brokerage. No Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which any Seller is or could become liable or obligated.

         5.5 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

                            VI. Agreements of Parent

         6.1 Board of Directors.

         (a) Parent will use its commercially reasonable efforts to appoint Kush Agarwal to its board of directors as soon as practicable after the Closing Date.

         (b) Parent will appoint D. Brian McDonagh as an Advisory Director as soon as practicable after the Closing Date.

                                   VII. Taxes

         7.1 Tax Matters. The following provisions of this Section 7.1 shall apply notwithstanding any other provision of this Agreement.

         (a) Sellers shall severally, on a pro rata basis in relation to their respective Sellers Percentage Interest, indemnify the Company, the Subsidiaries, Buyer, Parent, and any Affiliate of Buyer or Parent and hold them harmless from and against any loss, claim, liability, expense, or other damage attributable to
(i) all Taxes (or the non-payment thereof) of the Company and the Subsidiaries for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date; (ii) all Taxes of any member of member of an affiliated, consolidated, combined or unitary group of which the Company or any of the Subsidiaries (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation; and
(iii) any and all Taxes of any Person (other than the Company and the Subsidiaries) imposed on the Company or any of the Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring on or before the Closing Date.

         (b) Sellers shall prepare and file (or cause to be prepared and filed) all income and franchise Tax Returns and sales and use tax returns with respect to the Company and the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date and shall timely pay all Taxes shown as due on such Tax Returns. Sellers shall permit Parent and Buyer to review and comment on the portions of each such Tax Return described in the preceding sentence relating to the Company or any Subsidiary prior to filing. Buyer or Parent shall prepare and file (or cause to be prepared and filed) all other Tax Returns with respect to each of the Company and the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. All Tax Returns described in this subsection (b) shall be prepared as required by applicable law and in a manner consistent with past practices, except as otherwise required by applicable law.

         (c) Buyer shall prepare or cause to be prepared and file or cause to be filed any and all Tax Returns of the Company and the Subsidiaries for all periods beginning before the Closing Date and ending after the Closing Date. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), Buyer shall prepare or cause to be prepared and file or cause to be filed any such Tax Returns as required by applicable law and in a manner consistent with past practices employed by Sellers, the Company or the Subsidiaries with respect to such Tax Returns (except as otherwise required by applicable law). Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. In order to apportion appropriately any Taxes relating to any taxable year or period that includes the Closing Date, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Taxing authority to treat for all purposes the Closing Date as the last day of the taxable year or period of the Company or any Subsidiary. In any case where applicable law does not permit the parties to treat the Closing Date as the last day of the taxable year or period, any portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year or period ended on the Closing Date;

                (ii) in the case of Taxes not described in subparagraph (i) above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire relevant period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediate preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period; and

                (iii) for purposes of determining such Taxes, exemptions, relief, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned in the manner specified in subparagraph (i) above. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries (except as otherwise required by applicable law).

         (d) Sellers, on the one hand, and Parent and Buyer, on the other hand, shall promptly notify the other parties upon receipt of any notice of any Tax audit, assessment, claim or investigation (a "Tax Claim") that involves the Tax liability of the Company or any of the Subsidiaries. The failure promptly to give such notice shall not affect any Indemnified Party's ability to seek indemnification hereunder unless such failure has materially and adversely affected the right of Seller to participate in and contest the Tax Claim. With respect to any Tax Claim relating to Taxes with respect solely to a Tax period ending on or prior to the Closing Date (a "Pre-Closing Tax Period"), Sellers shall control all proceedings, provided that Sellers will allow the Buyer, Company, the Subsidiaries and their counsel to participate at their own expense in any audits or administrative or court proceeding of Sellers consolidated federal income Tax Returns to the extent that such returns relate to the Company or a Subsidiary, and further provided that Sellers shall not enter into any compromise or agree to settle any such Tax Claim to the extent that it relates to the Company or a Subsidiary without prior written consent of Buyer or Parent, which consent shall not be unreasonably withheld or delayed.

         (e) Buyer, Parent, the Company, the Subsidiaries, and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns filed after the Closing Date and any audit, litigation, or other proceeding with respect to Taxes; provided, however, that Parent and Buyer shall have final authority with respect to any such proceeding other than those described in Section 7.1(d). Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Notwithstanding the foregoing, with respect to any audit, litigation, or other proceeding relating to a Straddle Period, to the extent such proceeding relates to a Pre-Closing Tax Period, Buyer shall not enter into any compromise or agree to settle any claim pursuant to such proceeding without the written consent of Sellers, which consent shall not be unreasonably withheld or delayed. Parent, Buyer, Sellers and the Company agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, Parent or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other party so requests, the Company, the Subsidiaries or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

         (f) Buyer, Sellers and Parent further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (g) All Tax sharing agreements or similar agreements with respect to or involving the Company or the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, none of the Company or the Subsidiaries shall be bound thereby or have any liability thereunder.

         (h) The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company or any of the Subsidiaries for any Pre-Closing Tax Period shall be for the account of Seller. The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company or any Subsidiary for any taxable period beginning on or after the Closing Date shall be for the account of Buyer. The amount or economic benefit of any refunds, credit or offset of Taxes of the Company or any Subsidiary for any taxable period that begins before and ends after the Closing Date shall be equitably apportioned between Sellers and Buyer in accordance with the principles set forth in Section 7.1(c). Each party shall forward, and shall cause its Affiliates to forward, to the party entitled to receive the amount or economic benefit of a refund, credit or offset to Tax pursuant to this Section 7.1(h) the amount of such refund or economic benefit within 10 days after such refund is received or such credit or offset is allowed or applied against another Tax liability, as the case may be.

         7.2  Transfer  and  Sales  Taxes.  Sellers  shall  pay  all  applicable documentary, sales, use, stamp, registration and such other Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) ("Transfer Taxes") incurred in connection with consummation of the transaction contemplated by this Agreement. Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges, and, if required by applicable law, Buyer will join in the execution of any such Tax Returns and other documentation.

                          VIII. Conditions to Closing

         8.1 Conditions to Obligations of Parent and Buyer. The obligation of Parent and Buyer to take the actions required to be taken by each of them at the Closing is subject to the satisfaction or waiver, in whole or in part, in Buyer's sole discretion (but no such waiver will waive any rights or remedy otherwise available to Parent or Buyer), of each of the following conditions at or prior to the Closing:

         (a) The representations and warranties set forth in Article III will be true and correct in all material respects;

         (b) Sellers will have performed and complied with each of their agreements contained in this Agreement in all material respects;

         (c) [Intentionally Omitted];

         (d) Buyer will have received evidence satisfactory to it that no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement,
(ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, (iii) seeking to prohibit direct or indirect ownership, combination or operation by Buyer of any portion of the business or assets of the Company or any Subsidiary, or to compel Buyer or any of its Subsidiaries or the Company or any Subsidiary to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Buyer or its Subsidiaries or of the Company or its Subsidiaries, as a result of the transactions contemplated by this Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by Buyer of, or to impose material limitations on the ability of Buyer to exercise full rights of ownership of, any of the Shares or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Parent, Buyer or the Company or any of their respective officers or directors;

         (e) No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.1(d);

         (f) No Person will have asserted or threatened that such Person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, the Company or any Subsidiary or (ii) is entitled to all or any portion of the Purchase Price;

         (g) Sellers will have delivered each of the agreements, certificates, instruments and other documents that they are obligated to deliver pursuant to
Section 2.4(b)(i) and such agreements so delivered will be in full force and effect;

         (h) Buyer will have received releases of all material Encumbrances on assets, other than Permitted Encumbrances;

         (i) Buyer will have received the Pay-Off Letters;

         (j) Each of the agreements set forth on Schedule 8.1(j) shall have been terminated and be of no further force and effect;

         (k) Closing-Long Term Liabilities  shall not have exceeded  $6,600,000;
and

         (l) Buyer will have received long-form certificates dated as of a date not earlier than the second business day prior to the Closing as to the good standing of the Company, executed by the appropriate officials of the State of Delaware and each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation as specified in Schedule 4.1.

         8.2 Conditions to Sellers' Obligations. The obligation of Sellers to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in Sellers' sole discretion (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the Closing:

         (a) The representations and warranties set forth in Article IV will be true and correct in all material respects;

         (b) Buyer and Parent will have performed and complied with each of their agreements contained in this Agreement in all material respects;

         (c) No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

         (d) Parent and Kush Agarwal shall have entered into an employment agreement in the form of Exhibit E; and

         (e) Buyer will have delivered each of the certificates, instruments and other documents that it is obligated to deliver pursuant to Section 2.4(b)(ii).

                              IX. Indemnification

         9.1 Indemnification.

         (a) Sellers will severally, on a pro rata basis in relation to their respective Sellers Percentage Interest, indemnify Buyer, Parent, and their officers, directors, Affiliates, employees, agents and representatives (collectively the "Indemnified Parties"), in full and hold them harmless against any Loss, whether or not actually incurred prior to Closing arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Sellers contained in this Agreement or in the Disclosure Schedule or any closing certificate delivered by or on behalf of Sellers pursuant to this Agreement (any such breach or inaccuracy to be determined without regard to any qualification for "materiality," "in all material respects" or similar qualification); (ii) any breach of any of the agreements of Seller contained in this Agreement; (iii) any liability under the WARN Act or any similar state or local Law that may result from an "Employment Loss," as defined by 29 U.S.C. 2101(a)(6), caused by any action of the Company prior to the Closing or by Buyer's decision not to retain employees of the Company; and (iv) any Plan established or maintained by the Company (collectively, "Buyer Losses").

         (b) If any Indemnified Party has a claim for indemnification under this
Section 9.1, that Indemnified Party will deliver to Sellers' Representative one or more written notices of Buyer Losses (each an "Indemnified Party Claim"), prior to the third anniversary of the Closing Date other than Indemnified Party Claims relating to breaches or inaccuracies of the representations and warranties contained in Section 3.1, the first sentence of Section 4.1 and
Section 4.4. Sellers will have no liability under this Section 9.1 unless the written notices required by the preceding sentence are given by the date specified. Any Indemnified Party Claim will state in reasonable detail the basis for such Buyer Losses to the extent then known by the Indemnified Party and the nature of the Buyer Loss for which indemnification is sought, and it may state the amount of the Buyer Loss claimed. If such Indemnified Party Claim (or an amended Indemnified Party Claim) states the amount of the Buyer Loss claimed and Sellers' Representative notifies the Indemnified Party that Sellers do not dispute the claim described in such notice or fails to notify the Indemnified Party within 20 business days after delivery of such notice by the Indemnified Party whether Sellers dispute the claim described in such notice, the Buyer Loss in the amount specified in the notice will be admitted by Sellers (an "Admitted Claim"). If Sellers have timely disputed their liability with respect to an Indemnified Party Claim (or an amended Indemnified Party Claim) stating the amount of a Buyer Loss claimed, Seller's Representative and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute. If a claim for indemnification has not been resolved within 30 days after delivery of the notice, the Indemnified Party may seek judicial recourse. If an Indemnified Party Claim does not state the amount of the Buyer Loss claimed, such omission will not preclude the Indemnified Party from recovering from Sellers the amount of the Buyer Loss described in such Indemnified Party Claim if any such amount is subsequently provided in an amended Indemnified Party Claim. In order to assert its right to indemnification under this Article IX, the Indemnified Party will not be required to provide any notice except as provided in this Section 9.1(b).

         (c) Sellers shall not have any obligation to indemnify an Indemnified Party (other than with respect to (i) Buyer Losses caused by fraud or intentional misrepresentation on the part of any Seller or any of their respective Affiliates and (ii) breaches or inaccuracies of the representations contained in Sections 4.4 and 4.5) unless and until, and only to the extent that, the aggregate of all such Buyer Losses (other than with respect to (i) Buyer Losses caused by fraud or intentional misrepresentation of the part of any Seller or any of their respective Affiliates and (ii) breaches or inaccuracies of the representations contained in Sections 4.4 and 4.5) exceeds $350,000, at which time the Indemnified Parties shall be entitled to indemnity for the full amount of Losses (and not just the amount in excess of $350,000). Sellers' liability for Buyer Losses shall not exceed $14,000,000, (other than with respect to (i) Buyer Losses caused by fraud or intentional misrepresentation of the part of any Seller or any of their respective Affiliates and (ii) breaches or inaccuracies of the representations contained in Sections 4.4 and 4.5).

         (d) Any recovery pursuant to this Article IX shall be net of the amount of any actual recoveries under any insurance policy that are available to Company, Buyer or Parent in connection with the circumstances that give rise to an Indemnified Party Claim.

         9.2 Third-Party Actions

         (a) An Indemnified Party will give Seller prompt written notice of the commencement of any Litigation instituted by any third party arising out of the actions or inactions of Seller (or allegations thereof) whether occurring prior to, on or after the Closing Date (any such third party action or proceeding being referred to as a "Third-Party Action"). The complaint or other papers pursuant to which the third party commenced such Third-Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Indemnified Party's right to indemnification unless such failure has materially and adversely affected Sellers' ability to defend successfully such Third-Party Action.

         (b) Sellers will contest and defend such Third-Party Action on behalf of any Indemnified Party that requests that it does so. Notice of the intention to so contest and defend will be given by Sellers to the requesting Indemnified Party within 20 business days after the Indemnified Party's notice of such Third-Party Action (but, in all events, at least 10 business days prior to the date that a response to such Third-Party Action is due to be filed). Such contest and defense will be conducted by reputable attorneys retained by Sellers. An Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with Sellers in the conduct of such defense. An Indemnified Party will cooperate with Sellers to the extent reasonably requested by Sellers in the contest and defense of such Third-Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Indemnified Party if relevant to the defense of such Third-Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Indemnified Party or cause the Indemnified Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any confidential information of such Indemnified Party to become public.

         (c) If any Indemnified Party does not request that Sellers contest and defend a Third-Party Action, or if after such request Sellers do not contest and defend a Third-Party Action or if any Indemnified Party reasonably determines that Sellers are not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Indemnified Party at any time after requesting Sellers to do so, such Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing, all at Sellers' cost and expense. Sellers will pay as incurred (no later than 25 days after presentation) the fees and expenses of the counsel retained by such Indemnified Party from the Indemnity Escrow Funds.

Neither an Indemnified Party nor Sellers may concede, settle or compromise any Third-Party Action without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Third-Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Third-Party Action relates to the ongoing business of any Indemnified Party, which Third-Party Action, if decided against any Indemnified Party, would materially adversely affect the ongoing business or reputation of any Indemnified Party, the Indemnified Party alone will be entitled to settle such Third-Party Action in the first instance and, if the Indemnified Party does not settle such Third-Party Action, Sellers will then have the right to contest and defend (but not settle) such Third-Party Action.

         9.3 Tax  Adjustment.  Any  payment to an  Indemnified  Party under this
Article IX will be, for Tax purposes, to the extent permitted by Law, an adjustment to the Purchase Price. In calculating any Loss, the amount will be increased to give effect to any Tax related to the receipt of any payment and the amount will be decreased to give effect to any benefit related to the increase of such Loss to the extent actually received by Parent or Buyer.

                                 X. Guarantees

           McDonagh Guarantor hereby fully and unconditionally guarantees the performance of all of the obligations of McDonagh Seller under this Agreement.

Agarwal Guarantor hereby fully and unconditionally guarantees the performance of all of the obligations of Agarwal Seller under this Agreement.

                                  XI. General

         11.1 Press Releases and Announcements. Any public announcement, including any announcement to employees, customers, suppliers or others having dealings with the Company or any Subsidiary, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Buyer determines and approves. Buyer will have the right to be present for any in-person announcement by the Company. Unless consented to by Buyer or required by Law, Sellers will keep, and will cause each of the Company and its Subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential.

         11.2 Expenses. Except as otherwise expressly provided for in this Agreement, the Sellers, on the one hand, and Parent and Buyer, on the other hand, will each pay all expenses incurred by each of them in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).

         11.3 Amendment and Waiver. This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

         11.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested),
(iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer, Parent and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

         If to Buyer or Parent:

         IntegraMed America, Inc.
         Two Manhattanville Road
         Purchase, New York 10577
         Attn:  Jay Higham
         Facsimile No.:  914-253-8010

         With a copy to:

         Dorsey & Whitney LLP
         250 Park Avenue
         New York, New York 10177
         Attn:  Steven Khadavi, Esq.
         Facsimile No.:  212-953-7201

         If to Sellers:

         Kush K. Agarwal
         109 Covington Court
         Oak Brook, Illinois  60523

         With a copy to:

         McDermott Will & Emery LLP
         227 West Monroe Street
         Chicago, Illinois 60606
         Attn:  Lisa M. Kaderabek, Esq.
         Facsimile No.: 312-984-7700

         11.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may assign any of its rights under this Agreement to one or more Subsidiaries of Buyer, so long as Buyer remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         11.6 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

         11.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.8 Complete Agreement. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral. Sellers acknowledge that Parent and Buyer have made no representations, warranties, agreements, undertakings or promises except for those expressly set forth in this Agreement or in agreements referred to herein that survive the execution and delivery of this Agreement.

         11.9 Schedules. The Disclosure Schedule contains a series of schedules corresponding to the sections contained herein. Nothing in the Disclosure
Schedule is deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Schedule identifies in the corresponding schedule the exception with particularity. The schedules in the Disclosure Schedule relate only to the representations and warranties in the section and subsection of this Agreement to which they correspond and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and statements in the Disclosure Schedule, the statements in this Agreement will control and the statements in the Disclosure Schedule will be disregarded.

         11.10 Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

         11.11 Governing Law. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

         11.12 Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Company and the Subsidiaries, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity (without any requirement that Parent or Buyer provide any bond or other security). The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

         11.13 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any New York State court sitting in the County of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Nothing in this Section 11.13 will affect the right of any party to serve legal process in any other manner permitted by law or in equity.

         11.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.14.

         11.15 Construction. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word "including" means "including without limitation." A statement that an action has not occurred in the past means that it is also not presently occurring. When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, set forth disclosed or described means that it is correctly listed, set forth disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

         11.16 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, Buyer, Parent, Sellers, Sellers' Representative and the Company have executed this Agreement as of the date first above written.


PARENT:                                    SELLERS:

INTEGRAMED AMERICA, INC.                   D. BRIAN MCDONAGH , M.D.
                                           TRUST DATED MAY 1, 2004
By:/s/Jay Higham
      --------------------------
Name: Jay Higham                           By:/s/D. Brian McDonagh
Title:President and CEO                             ----------------------------
                                           Name: D. Brian McDonagh, as Trustee



                                           KUSH K. AGARWAL LIVING TRUST
BUYER:
                                           By:
IDVC ACQUISITION CO.                       Name: Kush K. Agarwal, as Trustee


By:/s/Jay Higham                           GUARANTORS:
    ----------------------------
Name:  Jay Higham
Title: President                           D. BRIAN MCDONAGH
       -------------------------
                                           /s/D. Brian McDonagh
                                           ------------------------------------

                                           KUSH K. AGARWAL

                                          /s/ Kush K. Agarwal
                                           ------------------------------------


                                           COMPANY:

                                           VEIN CLINICS OF AMERICA, INC.


                                           By:/s/Kush K. Agarwal
                                              --------------------------
                                           Name:Kush K. Agarwal
                                           Title: President


                                           SELLERS' REPRESENTATIVE:

                                           KUSH K. AGARWAL

                                                                     EXHIBIT D

                           TERMS OF EARN-OUT PAYMENTS

         1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following definitions shall apply to this Exhibit D:

                  "Annual Period" means the 12 month period ending on December
31.

                  "Corporate" describes the business operations or expenses of the Parent, exclusive of its subsidiaries.

                  "EBITDA" means the net income of the Company for the relevant Annual Period, calculated in accordance with GAAP as consistently applied by Parent, plus interest, income taxes, depreciation and amortization expenses of the Company for such Annual Period, as adjusted in accordance with Section 2 of this Exhibit D.

                  "Sellers' Accountants" means McGladrey & Pullen LLP.

         2. Adjustments to EBITDA. EBITDA shall be adjusted as set forth herein:

         (a) Expenses paid by the Corporate office on behalf of the Company that are agreed to in advance between Sellers' Representative and Parent for goods and services that (i) are provided directly to or solely for the benefit of the Company or (ii) are necessary for the operation of the Company regardless of whether it was a subsidiary of Parent, will be assigned to the Company for purposes of calculating EBITDA. This assignment shall be made by the Chief Accounting Officer of Parent based upon the actual costs of the given expense items.

         (b) Gains from the disposition of property, plant and equipment shall not be included as revenue, expense or gain for purposes of calculating EBITDA.

         (c) For purposes of calculating EBITDA, (i) all effects of purchase accounting adjustments caused by the acquisition of the Company by Parent shall be disregarded and (ii) legal, accounting, broker and advisory fees and other expenses directly and exclusively related to the acquisition of the Company by Parent (whether incurred by the Company, Buyer, Sellers, or Parent), the cost of the Rosenfeld dispute and settlement (including attorney fees), Escrow Agreement expenses, any prepayment penalties and related expenses associated with the Capital Source Credit Facility and reserves for incentive bonuses paid or to be paid by the Company to certain members of management of the Company shall be disregarded. For the avoidance of doubt, all costs and expenses associated with any office moves and all repayments of amounts previously paid by Medicare shall not be disregarded.

         (d) For purposes of calculating First Earn-Out Year (as defined below) EBITDA, net income of the Company will be reduced by the expenses pertaining to corporate office and overhead headcount planned additions,as set forth on
Schedule I hereto to the extent such expenses have not been actually incurred by the Company during the First Earn-Out Year.

         (e) For purposes of calculating Second Earn-Out Year (as defined below) EBITDA, net income of the Company will be reduced by the expenses pertaining to corporate office and overhead headcount planned additions in the agreed upon budget, to the extent such expenses have not been actually incurred by the Company during the Second Earn-Out Year.

         3. Procedures for calculating EBITDA.

         (a) EBITDA shall be calculated by Parent at the end of each Annual Period in cooperation with the Company. For purposes of this Section 3, any reserves for contractual allowances and reserves for allowances for uncollectible accounts receivables shall be calculated on a basis consistent with the Company's audited financial statements for the Last Fiscal Year End based upon the facts and circumstances existing at the time of the Earn-Out calculation. Parent shall issue a report to Sellers' Representative containing the EBITDA calculation within sixty (60) days of the end of each Annual Period.

         (b) For a period of fifteen (15) days after receipt of the report, Sellers shall have the right to request that Sellers' Accountants commence, and complete as soon as reasonably possible thereafter, an audit of the books and records of the Company and, limited to the extent necessary to verify whether allocations have been made in accordance with Section 2(a) of this Exhibit D, the books and records of Parent. Sellers shall be solely responsible for all costs and expenses of the audit.

         (c) If the report prepared by Sellers' Accountants contains a calculation of EBITDA that is greater than EBITDA as calculated by Parent, Parent and Sellers' Representative shall seek in good faith to resolve in writing any differences which they may have. If the dispute is not resolved within thirty (30) days of the issuance of the report by the Sellers' Accountants, the parties shall mutually engage and submit such dispute to, and the same shall be finally resolved in accordance with the provisions of the Agreement by the Independent Accountants. The Independent Accountants shall determine and report in writing to Parent and Sellers' Representative as to the resolution of all disputed matters submitted to the Independent Accountants and the effect of such determinations on the EBITDA calculation within twenty (20) days after such submission or such longer period as the Independent Accountants may reasonably require, and such determinations shall be final, binding and conclusive as to Parent, Sellers, Sellers' Representative and their respective Affiliates. The fees and disbursements of the Independent Accountants shall be payable one-half by Parent, on the one hand, and one-half by Sellers' Representative, on the other hand.

         (d) The Earn-Out Payment shall be calculated based upon (i) the calculation of EBITDA prepared by Parent in accordance with Section 3(a) of this Exhibit D unless the matter has been resolved in accordance with Section 3(c) of this Exhibit D; in which case, (ii) the determination of EBITDA determined in accordance with Section 3(c) of this Exhibit D. Notwithstanding the above, the Sellers' Representative and Parent may agree in writing that a different amount for EBITDA be used for the calculation of the Earn-Out Payments.

         4. Earn-Out Payments.

         (a) For the Annual Period ending on December 31, 2007 (the "First Earn-Out Year"), Parent shall pay the Sellers (pro rata according to their respective Sellers Percentage Interest) an Earn-Out Payment equal to FOUR HUNDRED PER CENT (400%) of that portion of EBITDA in excess of THREE MILLION NINE HUNDRED THOUSAND DOLLARS ($3,900,000) (the "First Earn-Out Payment"); provided, however, that the Earn-Out Payment otherwise payable under this
Section 4(a) shall be reduced: (i) by one-third if the Company has not opened three or more new clinics (net of any clinics closed during such period) during the First Earn-Out Year; or (ii) by two-thirds if the Company has not opened at least two new clinics (net of any clinics closed during such period) during the First Earn-Out Year; or (iii) to zero if the Company has not opened any new clinics (net of any clinics closed during such period) during the First Earn-Out Year. For the avoidance of doubt, the clinic opened in St. Louis in 2007 prior to the completion of the sale of the Company to Buyer shall qualify as a clinic opened during the First Earn-Out Year.

         (b) For the Annual Period ending on December 31, 2008 (the "Second Earn-Out Year") Parent shall pay the Sellers (pro rata according to their respective Sellers Percentage Interest) an Earn-Out Payment equal to FOUR HUNDRED PER CENT (400%) of that portion of EBITDA in excess of FOUR MILLION THREE HUNDRED THOUSAND DOLLARS ($4,300,000) (the "Second Earn-Out Payment"); provided, however that the Second Earn-Out Payment otherwise payable under this
Section 4(b) shall be reduced: (i) by one-fourth if the Company has not opened eight or more new clinics (net of any clinics closed during such period) during the Earn-Out Years; or (ii) by one-half if the Company has not opened at least seven new clinics (net of any clinics closed during such period) during the Earn-Out Years; or (iii) by three-fourths if the Company has not opened at least six new clinics (net of any clinics closed during such period) during the Earn-Out Years; or (iv) to zero if the Company has opened five or fewer clinics (net of any clinics closed during such period) during the Earn-Out Years. The Company's Chief Executive Officer shall prepare a detailed schedule and timeline for the opening of new clinics in the Second Earn-Out Year which shall be presented to Parent and updated regularly. Such schedule shall provide for at least one new clinic to open in each quarter of the Second Earn-Out Year and the Company and the Chief Executive Officer of the Company will use their best efforts to cause such new clinics to open in accordance with such schedule. As used herein, "Earn-Out Years" shall mean the First Earn-Out Year and the Second Earn-Out Year together; and "Earn-Out Payments" shall mean the First
Earn-Out Payment and the Second Earn-Out Payment, together.

         (c) A clinic shall be deemed to have been "opened" for purposes of this
Section 4 if (i) it is operational and has scheduled, and is actually seeing, patients or (ii) a currently effective lease has been signed and exists for the clinic space, a physician has been identified and assigned to the clinic and has commenced training and the clinic would have been operational but for a natural disaster, force majeure or similar cause.

         5. Payment of Earn-Out Amount. An Earn-Out Payment shall be distributed to Sellers within thirty (30) days after the Earn-Out Payment has been calculated in accordance with Section 3(d) of this Exhibit D. Each Earn-Out Payment shall be made one-half in cash and one-half in Parent Common Stock. For purposes of this Section 5, the number of shares of Parent Common Stock to be issued shall be determined based on the average closing price of Parent Common

Stock on the NASDAQ Global Market for the ten trading days ending on the third trading day immediately preceding an Earn-Out Payment.

         6. Operation of the Company during Earn-Out Period. Until the end of the Second Earn-Out Year, the President and Chief Executive Officer of the Company shall be Kush Agarwal or another person satisfactory to the Sellers' Representative. The Company's President and Chief Executive Officer shall have authority over the day-to-day operations of the Company and the Company's business as is typical for such an officer, including without limitation, the right to hire, fire and retain employees, formulate policies, determine and implement clinic expansion/closing plans, prepare the Company's operating and capital budgets, determine the Company's primary office location, and generally operate and manage the business of the Company, all subject to the reasonable approval of Parent. The Company's President and Chief Executive Officer shall report directly to Parent's Chief Executive Officer. Until the completion of the Second Earn-Out Year, the Company shall continue to exist and operate as a separate business of Parent, in the business segment contemplated by its current projections.

                                   Schedule I

                             Infrastructure Expenses


2007
                                  -------------------------------------------------------------------------------------------------
                                    May          June    July      August    September    October   November    December    Total
                                    ===          ====    ====      ======    =========    =======   ========    ========    =====
                                   2007          2007    2007       2007       2007         2007      2007        2007
                                   ====          ====    ====       ====       ====         ====      ====        ====
                                  -------------------------------------------------------------------------------------------------


Home Office Infrastructure
VP New Clinic Development                                                                                        12,917     12,917
=========================                                                                                        ======     ======
Regional Managers                                         7,500     7,500       7,500     7,500        7,500      7,500     45,000
=================                                         =====     =====       =====     =====        =====      =====     ======
Accountants                                      4,583    4,583     4,583       4,583     4,583        4,583      4,583     32,081
===========                                      =====    =====     =====       =====     =====        =====      =====     ======
IT                                                        8,000     8,000       8,000     8,000        8,000      8,000     48,000
==                                                        =====     =====       =====     =====        =====      =====     ======
Receptionist                                              2,917     2,917       2,917     2,917        2,917      2,917     17,500
============                                              =====     =====       =====     =====        =====      =====     ======
Accounting Administrative                                 2,917     2,917       2,917     2,917        2,917      2,917     17,500
=========================                                 =====     =====       =====     =====        =====      =====     ======
Human Resources Asst (GK)              6,667     6,667    6,667     6,667       6,667     6,667        6,667      6,667     53,333
=========================              =====     =====    =====     =====       =====     =====        =====      =====     ======
Administrative (TW)                    3,333     3,333    3,333     3,333       3,333     3,333        3,333      3,333     26,667
===================                    =====     =====    =====     =====       =====     =====        =====      =====     ======
Manager of MD Referral Marketing                 2,500    2,500     2,500       2,500     2,500        2,500      2,500     17,500
================================                 =====    =====     =====       =====     =====        =====      =====     ======
                                  -------------------------------------------------------------------------------------------------
Total Incremental                     10,000    17,083   38,416    38,416      38,416    38,416       38,416     51,333    270,498
=================                     ======    ======   ======    ======      ======    ======       ======     ======    =======
                                  -------------------------------------------------------------------------------------------------

